UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MYERS INDUSTRIES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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NOTICE OF 2025

ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

1293 South Main Street — Akron, Ohio 44301

March 14, 2025

2024 was a year of transformation at Myers Industries. As our business faced challenges due to headwinds in certain end markets, the Board took decisive action to reposition the Company for future growth and improved profitability.

In September 2024, we announced a leadership transition to support the continued transformation of the Company. The Board engaged a nationally recognized search firm and worked expeditiously to identify a new Chief Executive Officer. While that search process was ongoing, Myers veteran Dave Basque, the Company’s Vice President of Special Projects, stepped into the role of Interim President and CEO and worked closely with the Board and senior leadership team to ensure that Myers continued moving forward with the execution of its strategy. The Board is grateful to Dave and the entire senior leadership team for helping to ensure a smooth leadership transition.

Following a comprehensive search process that attracted many outstanding candidates, the Board enthusiastically appointed Aaron Schapper as the Company’s next President and CEO. Aaron has significant experience leading global industrial businesses, having previously spent eight years in a variety of senior leadership roles at Valmont Industries Inc., a leading manufacturer and global provider of equipment and technology solutions for infrastructure and agriculture markets.

Aaron started in January and, although he has only been in his new role a few months, he has already demonstrated a keen sense of urgency and a firm grasp of Myers’ opportunities and its challenges. Aaron understands that the road ahead will not be without obstacles. However, he has shown throughout his career an ability to build and manage high performing businesses and communicate with the stakeholders in a sober and transparent manner. The Board and I are confident that he is the ideal person to lead Myers forward. As a sign of our faith in Aaron’s leadership and the Company’s potential, six of our directors (along with Dave Basque) have purchased Myers stock in the open market since Aaron was appointed CEO.

Under Aaron’s leadership, we are taking prompt action to accelerate Myers’ ongoing transformation, further hone our strategic focus, capitalize on demand recovery and growth opportunities, and capture productivity and efficiency gains throughout the organization. We look forward to reporting on our progress on these and other initiatives over the coming quarters. Also, since our acquisition of Signature Systems last February, we remain very impressed and pleased with this business and its management team, led by Jeff Condino. We expect Signature Systems to be an important growth driver to shareholder value over the short and long term.

Along with the Board’s actions in proactively effecting a change in executive leadership, we held six Board meetings in 2024, including our annual three day strategic meeting, and a total of 17 committee meetings. As part of our continuing education, the Board participated in an AI training session led by outside national experts. We also continued our annual review of the Company’s talent and succession planning and oversight of the Company’s enterprise risk management. Last year, Institutional Shareholder Services (ISS) gave us the top possible grade for governance matters. Our goal is to continually improve our grade in sustainability and human capital matters.

In the meantime, we intend to continue to seek and receive feedback from our shareholders as we have for the past nine years, offering to meet annually with each shareholder owning over 1% of our shares. We were gratified by the results of the “say on pay” advisory vote at last year’s annual shareholder meeting, with 99% of the total shares voted being cast in favor of the proposal – we will continue to evaluate our compensation structure to help maintain alignment of management incentives with operating performance and long-term shareholder interests. Shareholders who wish to communicate with the Board may email us at governance@myersind.com. We welcome your input, which we incorporate regularly into our deliberations on important topics.

As Myers enters its next chapter under new leadership, the Board remains active, engaged and focused on advancing the Company’s transformation. We appreciate your continued support of the Company and our efforts to build long-term shareholder value.

Sincerely,

F. JACK LIEBAU, JR.
Chairman of the Board

************

Dear Shareholders,

The Board of Directors of Myers Industries, Inc. (“Myers” or the “Company”) has fixed the close of business on March 6, 2025, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held on April 24, 2025 (the “Annual Meeting”). This Proxy Statement, together with the related proxy card and our 2024 Annual Report to Shareholders, is being mailed to our shareholders on or about March 14, 2025. To be sure that your shares are properly represented at the Annual Meeting, whether or not you intend to attend the Annual Meeting via the live webcast or in person, please complete and return the enclosed proxy card, or follow the instructions to vote by telephone or internet, as soon as possible.

If you have any questions or need assistance in voting your shares, please contact our Investor Relations Department at (330) 761-6212.

By Order of the Board of Directors,

Aaron Schapper
President and Chief Executive Officer

Akron, Ohio

March 14, 2025

THE 2024 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: This Proxy Statement and the Company’s 2024 Annual Report to Shareholders are available on Myers Industries’ website at: https://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, April 24, 2025
Time:	9:00 a.m. (EDT)
Location:

The live webcast of the meeting will be available on the Investor Relations section of the Company’s website at www.myersindustries.com and the meeting will be held in person at: Courtyard by Marriott, 41 Furnace St., Akron, OH 44308

Record Date:	March 6, 2025

Items of Business

1. To elect 8 directors, each to serve for a one year term until the next annual meeting of shareholders;	3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025; and

2. To approve, on an advisory basis, a resolution to approve the compensation of the Company’s named executive officers;	4. To consider such other business as may be properly brought before the meeting or any adjournments thereof.

The Board recommends that you vote “FOR” each of the director nominees included in Proposal Number 1 and “FOR” each of Proposal Numbers 2 and 3. The full text of these proposals is set forth in the accompanying Proxy Statement.

How to Vote

By Telephone	By Internet	By Mail	Via Webcast or In Person
You may vote by calling 1-800-690-6903.	You may vote online at www.proxyvote.com.	You may vote by completing and returning the enclosed proxy card.	All shareholders are cordially invited to attend the Annual Meeting via live webcast or in person.

PROXY STATEMENT SUMMARY

Below are the highlights of important information you will find in this Proxy Statement. As this is only a summary, we request you please review the full Proxy Statement before casting your vote.

General Meeting Information
2025 Annual Meeting Date and Time	Thursday, April 24, 2025 9:00 a.m. EDT
Place

In-person: Courtyard by Marriott, 41 Furnace St., Akron, OH 44308

Online: The live webcast of the meeting will be available on the Investor Relations section of the Company’s website at www.myersindustries.com

Record Date	March 6, 2025
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for the election of directors and one vote for each of the proposals to be voted on.

Voting Matters and Board Recommendations
Proposal	Voting Options	Board Recommendation
1. Election of Directors	“FOR” or “AGAINST” or “ABSTAIN” from voting with respect to each nominee	FOR EACH NOMINEE
2. Advisory Vote to Approve Compensation of Named Executive Officers	“FOR” or “AGAINST” or “ABSTAIN” from voting	FOR
3. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR” or “AGAINST” or “ABSTAIN” from voting	FOR

2025 Proxy Statement | i

PROXY STATEMENT SUMMARY(CONTINUED)

Business Highlights and Achievements

2024 was a year of transformation at Myers Industries.

In February 2024, we successfully completed our acquisition of Signature Systems for $350 million. The addition of Signature Systems, with its leading position in the high-growth infrastructure and ground protection markets, strengthened our portfolio of market leading brands.

In late 2024, while our business faced challenges due to headwinds in certain end markets, our Board of Directors took decisive action to continue to position the Company for future growth and improved profitability by announcing a leadership transition and launching an executive search process. This successful search process resulted in the appointment of Aaron Schapper as Myers' new President and CEO effective January 1, 2025.

Mr. Schapper brings to Myers significant experience leading global industrial businesses. For the eight years prior to joining Myers, he served in a variety of senior leadership roles at Valmont Industries Inc. (NYSE: VMI), a leading manufacturer and global provider of equipment and technology solutions for infrastructure and agriculture markets. During his tenure at Valmont, Mr. Schapper led each of its business divisions and last served as Chief Strategy Officer and Group President of Agriculture from July 2023 through May 2024. Previously, Mr. Schapper served as Valmont’s Group President of Infrastructure and Group President of Utility Support Structures.

On March 6, 2025, we announced our financial results for the full year ended December 31, 2024, including the following full-year highlights compared to our prior year's results:

Full Year 2024 Financial Highlights vs. Prior Year

•
Net sales of $836.3 million compared with $813.1 million
•
Gross margin of 32.4%, up 50 basis points
•
GAAP net income per diluted share of $0.19 compared with $1.32
•
Adjusted earnings per diluted share of $1.04 compared with $1.39
•
Adjusted EBITDA of $122.2 million, compared to $98.0 million
•
Cash flow provided by operations of $79.3 million and free cash flow of $54.9 million
•
Reduced total debt by $26 million since March 31, 2024 after the acquisition of Signature Systems

We also announced on March 6, 2024, the launch of our “Focused Transformation” restructuring program intended to provide $20 million of annualized SG&A savings by year end 2025.

The Company uses certain non-GAAP measures in this proxy statement. Adjusted operating income, adjusted earnings per share, and adjusted EBITDA are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in Appendix A to this proxy statement.

ii | Myers Industries, Inc.

PROXY STATEMENT SUMMARY(CONTINUED)

Governance Highlights

Myers’ commitment to sound corporate governance practices has been illustrated through a number of positive actions taken over recent years. We firmly believe that sound corporate governance is in the best interests of our shareholders and strengthens accountability within the organization. The following is a summary of our current sound governance practices:

Annual Director Elections	Yes	Stock Ownership Guidelines	Yes
Independent Board Chair	Yes	Anti-Hedging and Anti-Pledging Policy	Yes
Non-employee Director Independence	100%	Code of Ethics and Business Conduct	Yes
Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	3	Routine Executive Sessions of the Board	Yes
Board Gender Diversity	25%	Anonymous Reporting	Yes
Board and Committees Annual Self-Evaluations	Yes	Clawback Policy	Yes
Director Over-Boarding Policy	Yes	Proxy Access for Shareholder Nominations	Yes

Director Nominees

You are being asked to vote on the election of the following director candidates. The candidates listed below are the 8 nominees recommended by the Corporate Governance Committee (the “Governance Committee”) and approved by the Board for election to serve for a one-year term. Detailed information on each director is available starting on page 10.

					Current Committee Memberships
Name	Age	Director Since	Experience	Independent	Audit	Compensation	Governance
Yvette Dapremont Bright	63	2021	President, Brighter Horizon Foundation	Yes	•		•
Ronald M. De Feo	73	2018	Former President, CEO and Executive Chairman of Kennametal Inc. (NYSE: KMT) and a founding partner of Nonantum Capital Partners, LLC	Yes		Chair
William A. Foley	77	2011	Former Executive Chairman and CEO, Libbey Inc. (NYSE: LBY)	Yes	•		•
Jeffrey Kramer	65	2021	Former CEO, Schweitzer-Mauduit International, Inc. (NYSE: SWM)	Yes		•	Chair
F. Jack Liebau, Jr., Chair	61	2015	Former Managing Director, Beach Investment Counsel	Yes	•	•	•
Bruce M. Lisman	78	2015	Former Chairman of the Global Equity Division, JP Morgan Chase & Co. (NYSE: JPM)	Yes		•	•
Lori Lutey	60	2018	Former Executive Vice President and Chief Financial Officer of Schneider National (NYSE: SNDR)	Yes	Chair
Aaron Schapper*	51	2025	President and CEO, Myers Industries, Inc.	No

* As described in the Company's Current Report on Form 8-K filed on November 22, 2024 and the press release filed as an exhibit to such Current Report, the Board of Directors appointed Mr. Schapper as the Company's President and Chief Executive Officer and a director effective January 1, 2025.

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PROXY STATEMENT SUMMARY(CONTINUED)

Board Overview

Myers has an experienced and effective Board focused on shareholder value creation. The Board is proposed to be comprised of 8 members, all of whom are independent other than Mr. Schapper. The charts below highlight the nominated Board’s composition and experience.

Composition

iv | Myers Industries, Inc.

PROXY STATEMENT SUMMARY(CONTINUED)

Qualifications

Shareholder Engagement

One of our key priorities is conducting robust engagement with our shareholders in order to provide transparency into our business and determine which issues are important to our shareholders. Participants in our engagement programs include executive management, members of the Board and Investor Relations personnel. Our methods of engagement include:

•
Earnings conference calls
•
Investor conferences
•
One-on-one investor meetings and conference calls
•
Off-season engagement regarding our Board, corporate governance, executive compensation, and sustainability practices

Engagement Highlights

We continue to evolve our corporate governance practices and our regular outreach and engagement with our investors. Shareholder feedback is an essential component of our corporate governance practices and helps to drive increased transparency, accountability and, ultimately, more active, engaged and effective corporate oversight. In 2024, we reached out to our top 25 shareholders, representing more than 75% of shares owned, and we engaged with eight of those shareholders, with discussions including the following areas:

•
Board governance and oversight
•
Business strategy and performance

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PROXY STATEMENT SUMMARY(CONTINUED)

•
Executive compensation
•
Enterprise risk management
•
Capital allocation priorities
•
End market trends
•
Growth strategies

The Company values the input received from these discussions with shareholders. Following these conversations, the Company has continued to emphasize the importance of safety in our operations and has continued its focus on enhancing sustainable business practices throughout our operations. Additionally, the Compensation and Management Development Committee of the Company (“CMD Committee”) regularly evaluates the Company’s compensation programs and considers shareholder input as part of their evaluation.

At any time during the year, shareholders may access our Annual Report, Proxy Statement, financial presentations, and corporate governance guidelines at www.myersindustries.com.

Shareholder Communications

Shareholders may contact any director, committee of the Board, non-management director or the Board through the following:

via U.S. Mail at:

c/o Secretary

Myers Industries, Inc.

1293 South Main Street

Akron, Ohio 44301

via e-mail at:

governance@myersind.com

A toll-free hotline has also been established if an interested party wishes to contact a director, a committee of the Board, a non-management director or the Board by phone. The number is (877) 285-4145 and is available worldwide 24 hours a day, seven days a week.

Executive Compensation Overview

Myers’ executive compensation program, set forth by the CMD Committee, is designed to implement our executive pay philosophy to:

•
Attract and retain talented and experienced executives and other key employees
•
Ensure that the actual compensation paid to our executive officers is aligned and correlated with financial performance and changes in shareholder value (“pay for performance”)
•
Motivate our executive officers to achieve short-term and long-term Company goals that will increase shareholder value
•
Reward executives whose knowledge, skills and performance are crucial to our success

Compensation Practices

What We Do	What We Don't Do
Link Pay to Objective Financial Performance	Enter into Executive Employment Contracts
Limited Termination/Change in Control Severance Benefits	Offer Tax Gross-Ups for Change in Control Payments
Grant Awards with Double Trigger Change in Control Provisions	Reprice Underwater Options
Impose Robust Stock Ownership Guidelines	Allow Cash Buyouts of Underwater Options
Retain an Independent Compensation Advisor	Permit Short Sales by Directors, Officers, or Employees
Tally Sheets to Evaluate and Monitor NEO Compensation	Offer Significant Executive Perquisites
Maintain a Clawback Policy	Allow Hedging or Pledging of Company Stock
Conduct Annual Risk Assessment of Compensation Programs	Provide Gross-ups on Severance Benefits
Use Different Metrics for Short- and Long-term Incentive Plans

vi | Myers Industries, Inc.

PROXY STATEMENT SUMMARY(CONTINUED)

Elements of Compensation for 2024

Our 2024 executive compensation program was designed to reinforce the relationship between the interests of our named executive officers (or “NEOs”) and our shareholders. The objectives and key characteristics of each element of our 2024 executive compensation plan designs are summarized below:

Type of Pay & Form		Performance Periods	Objectives

Fixed	Base Pay (cash)	1 year
•
Compensation for job performance
•
Recognizes individual skills, competencies, and experience
•
Generally determined based on an individual’s time in the position, experience, performance, future potential, external market conditions, and peer benchmarking
•
May be influenced/changed as a result of changes in the executive’s responsibilities, an assessment of annual performance, our financial management, and/or external market data relating to base pay practices of peers

At Risk	Annual Bonus (cash)	1 year
•
Variable cash compensation with 100% tied to the achievement of annual corporate operational goals established by the CMD Committee each fiscal year to align with corporate strategic goals (for 2024, the Company’s achievement of budgeted adjusted EBITDA)
•
Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentives (60% performance stock units and 40% restricted stock units)	3 years
•
Motivates and rewards leaders for increasing shareholder value and returns while promoting our long-term interests consistent with strategic goals
•
Reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving long-term Company performance objectives designed to enhance shareholder value (for awards in 2024, the Company’s three-year cumulative adjusted earnings per share, subject to a relative TSR modifier)
•
Helps build executive stock ownership consistent with our stock ownership objectives
•
Encourages retention of executive management team through multi-year vesting

2025 Proxy Statement | vii

PROXY STATEMENT SUMMARY(CONTINUED)

2024 CEO and CFO Target Compensation Mix(1)

2024 CEO Target Compensation Mix

Long Term
25%
Service Based
Restricted Stock
Variable
Fixed
Short
Term
19%
Salary
19%
Annual
Bonus
38%
PSUs
56%
Variable

2024 CFO Target Compensation Mix

Long Term
15%
Service Based
Restricted Stock
Variable
Fixed
Short
Term
31%
Salary
23%
PSUs
31%
Annual Bonus
54%
Variable

(1)
Graphs illustrate the percentages of the components of compensation of in effect for calendar year 2024 for Michael McGaugh and Grant Fitz as CEO and CFO, respectively. “Fixed” compensation includes salary and service-based restricted stock; “variable” compensation includes annual bonuses and performance stock units; “long-term” compensation includes performance stock units and restricted stock; and “short-term” compensation includes salary and annual bonuses.

viii | Myers Industries, Inc.

MYERS INDUSTRIES, INC.

Proxy Statement

2025 Proxy Statement | 1

2 | Myers Industries, Inc.

Corporate Governance and Compensation Practices and Policies

The Board is committed to maintaining sound corporate governance and a compensation structure that promotes the best interests of our shareholders.

Corporate Governance Guidelines

The Company has adopted “Corporate Governance Guidelines” and a “Code of Business Conduct and Ethics” for the Company’s directors, officers and employees. Each of our corporate governance policies is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersindustries.com.

Corporate Governance and Compensation Practices

Shareholder Outreach

Myers continues to strengthen our corporate governance practices, including regular outreach and engagement with our investors. Shareholder feedback is an essential component of our corporate governance practices and helps to drive increased transparency, accountability and, ultimately, more active, engaged and effective corporate oversight. As part of this shareholder outreach, Myers contacted our top 25 shareholders, representing more than 75% of shares owned. Myers also attended three investor conferences and one non-deal roadshow in meeting and presenting the Myers story to current and potential shareholders. Additionally, we met with multiple different interested investors who currently do not hold a Myers position, converting at least one of these potential investors into a Myers shareholder. Along with a Company and financial overview, topics in these meetings included discussions on Board governance and oversight of strategy, executive compensation, ERM, capital allocation priorities, end market trends and growth strategies, sustainability, and Board composition and continuing education. Regarding sustainability, investors were particularly interested in discussing the recyclability of Myers’ products and the opportunity for Myers to replace existing incumbent products that are not recyclable in many of our end markets. Myers also hired a new lead for Investor Relations in the fourth quarter of 2023 to further expand our investor outreach and to help drive additional external interest in Myers.

Annual Elections

In accordance with best governance practices, all of our directors are elected annually.

Independent Board Chair

•
Since October 2009, the Company has maintained an independent Board Chair. Mr. Liebau has served as our independent Chair since the 2016 Annual Meeting of Shareholders. We believe this leadership structure enhances the alignment of the interests of the Company and our shareholders by ensuring independent Board leadership
•
The independent Board Chair serves as the primary liaison between our directors and executive management and helps to maintain open communication and discussion by the Board
•
Our independent Chair is a member of each of our standing Board committees
•
Duties of the Board Chair are specified in the Charter of the Chairman of the Board of Directors and include serving in a presiding capacity, coordinating the activities of the Board, and such other duties and responsibilities as the Board may determine from time-to-time. This charter is available on the “Corporate Governance” page accessed from the “Investor Relations” page on our website at www.myersindustries.com

Board and Committee Independence

•
Periodic Review of Director Independence: The Board reviews the independence of each director using the current standards for “independence” established by the New York Stock Exchange (“NYSE”) and other applicable regulations and considers any other material relationships a director may have with the Company as disclosed in annual director and officer questionnaires. The Company’s Corporate Governance Guidelines provide that a majority of the Board be comprised of independent directors and the charters of each of the Board’s committees require that all committee members be independent
•
Independence Determination: The Board has determined that all of the current members of the Board other than Mr.

2025 Proxy Statement | 3

Schapper (our President and CEO) are independent under these standards. The determination of whether a director is “independent” is based upon the Board’s review of the relationships between each director and the Company, if any, under the Company’s Board of Directors Independence Criteria policy, and the corporate governance listing standards of NYSE. Our Board of Directors Independence Criteria are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

In connection with the Board’s determination regarding the independence of each non-management director and nominee, the Board considered any transactions, relationships and arrangements as required by our independence guidelines. In particular, the Board considered the following relationships:

•
Committee Independence: All members of the Company’s Audit Committee, CMD Committee, and Governance Committee have been determined to be independent directors. In addition, the Board has determined that the members of the Audit Committee and CMD Committee meet the additional independence criteria required for such committee membership under the applicable NYSE listing standards
•
Other Relationships: Except as set forth in this Proxy Statement, neither the Company nor any of the Board nominees or any of their associates have or will have any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party

Proxy Access

Section 13 of Article I of our Amended and Restated Regulations ("Regulations") includes proxy access provisions for certain shareholder nominations of directors. The provision provides proxy access for certain director nominations (i) of up to the greater of two persons or 20% of the number of directors on our current Board, (ii) by a shareholder or by a group of not more than 20 shareholders, (iii) owning at least three percent of the outstanding shares of common stock of the Company continuously for at least three years, (iv) pursuant to notice received no earlier than 120 days and no later than 90 days before the anniversary of the previous year’s Annual Meeting of Shareholders, and (v) containing information required by Section 13 of our Regulations.

Over-Boarding Policy

The Company has adopted a policy that the maximum number of public company boards on which a non-CEO director may sit is five (including our Board) and the maximum number of public company boards on which a CEO director may sit is three (including our Board).

Board Role in Risk Oversight

The Board annually reviews the Company’s strategic plan, which addresses, among other things, the Company’s risks and opportunities. Certain areas of oversight are delegated to the relevant Committees of the Board and the Committees regularly report back on their deliberations. This oversight is enabled by reporting processes that are designed to provide visibility to the Board about the identification, assessment, monitoring and management of enterprise-wide risks. Management annually conducts enterprise-wide risk assessments of the Company and each of its business segments and regularly updates the Board on the Company’s processes relating to enterprise risk management (“ERM”). The focus of management’s assessment includes a review of strategic, financial, operational, compliance, cybersecurity, reputational and technology (“IT’’) objectives and risks for the Company. In addition:

•
Audit Committee: The Audit Committee maintains primary responsibility for oversight of risks and exposures pertaining to the accounting, auditing and financial reporting processes of the Company and assists the Board in fulfilling its oversight responsibility of the Company’s ERM assessment and processes
•
Compensation and Management Development Committee: The CMD Committee maintains primary responsibility for risks and exposures associated with oversight of the administration and implementation of our compensation policies, and of the Company’s leadership development programs and executive succession planning including, in connection with the Board, CEO succession planning
•
Corporate Governance Committee: The Governance Committee maintains primary responsibility for assisting the Board in identifying qualified candidates for membership on the Board; recommending candidates to fill a vacancy on the Board or for election at the Company’s next Annual Meeting of Shareholders; developing and implementing corporate governance principles for the Board and the Company, and assists the Board in fulfilling its oversight responsibility of the Company’s policies, programs, and strategies relating to ESG and other relevant public policy matters

Each committee also considers the reputational risk implicated by the oversight responsibilities described above.

4 | Myers Industries, Inc.

Cybersecurity Oversight and Measures

In connection with the annual ERM updates by management, the Audit Committee and full Board review cybersecurity risks and objectives, including the Company’s programs to monitor, identify and mitigate cybersecurity risks. The Company takes cybersecurity threats seriously, including regular reassessment of cybersecurity risks both internally and with third parties and updates to the Board at least annually. The Company's information security management system is based upon the National Institute of Standards and Technology Cybersecurity Framework. Among other best practices, the Company uses multi-factor authentication wherever possible, maintains current versions of firewalls and security software, performs regular cybersecurity training and email phishing campaigns for employees, uses third parties to perform intrusion testing, and maintains disaster recovery and incident response plans, which include retainer contracts for third party cybersecurity response specialists. The Company employs a combination of active and passive methods to monitor for new or developing cybersecurity risks. The Company also maintains cybersecurity insurance.

The Board and the Audit Committee regularly receive reports and training from management and third parties on cybersecurity matters, as part of the Company’s overall enterprise risk management program and oversight thereof. Management is responsible for developing cybersecurity programs, including as may be required by applicable law or regulation. Company IT personnel have the appropriate expertise in IT and cybersecurity, which generally has been gained from a combination of education, including relevant degrees and/or certifications, and prior work experience. Company cybersecurity personnel monitor the prevention, detection, mitigation and remediation of cybersecurity incidents as part of the cybersecurity programs described above. Incidents, if any, are escalated to management and the Board according to the Company’s incident response policy.

Clawback Policy

The Company maintains a Clawback Policy, as required by Section 303A.14 of the NYSE Listed Company Manual, that provides for the recovery of “erroneously awarded” incentive based compensation if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the CMD Committee and applies to current and former executive officers as described in the Clawback Policy.

Succession Planning

Our Board, in coordination with the Governance Committee, oversees succession planning for the CEO and other officers of the Company. As part of its succession planning oversight, the Board reviews the executive leadership team’s experience, skills, competence and potential, to help assess which executives have the ability to develop the attributes that the Board believes are necessary to lead and execute the Company's strategic vision.

Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines under which officers designated as executive officers and non-employee directors are expected to hold a specified amount of our common stock. These expectations are as follows:

•
CEO: 5X annual base salary
•
CFO: 3X annual base salary
•
Vice Presidents and President of business units: 1X annual base salary
•
Non-Employee Directors: 5X annual cash Board retainer

The executive officers and non-employee directors have five years from the date they become subject to the guidelines to attain the ownership requirement. Our Stock Ownership Guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

Anti-Hedging and Pledging Policy

The Company prohibits directors, officers and employees from engaging in any hedging or pledging transactions with respect to Company shares.

Board Member Recruiting Guidelines

The Company’s Board Member Recruiting Guidelines outline the process for nominating potential director candidates for consideration by the Governance Committee. These recruiting guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

2025 Proxy Statement | 5

Executive Sessions of the Board and Committees

The Board has a policy requiring the independent directors, both as to the Board and Committees, to meet regularly in executive session without any management personnel or employee directors present. During 2024, the Board and each Committee met regularly in executive session at each of their respective meetings.

Presiding Directors

The Chair of each Committee of the Board acted as the Presiding Director for each Committee executive session.

Anonymous Reporting and Toll-Free Hotline

The Audit Committee maintains procedures, including a worldwide telephone and web-based “hotline,” which allows employees and interested parties to report any financial or other concerns anonymously. The Company maintains the hotline for receiving, retaining and addressing complaints from any interested party regarding accounting, internal accounting controls and auditing matters, and procedures for the anonymous submission of these concerns. The hotline is maintained by an independent third party and is available worldwide, 24 hours a day, seven days a week. The hotline is available by phone by dialing from an outside line in the United States at 1-877-285-4145; Canada at 1-833-604-0812; and Central America at 800-1785 (at the English prompt dial 833-604-0812) or by Internet at www.myersindustries.ethicspoint.com where you will be prompted to answer a series of questions and submit a report by selecting the country in which you are located and the country in which the violation took place under “To Make a Report”. All reports made through the hotline are directed to the Chair of the Audit Committee and the Secretary. We do not permit any retaliation of any kind against any person who submits a complaint or concern under these procedures.

Code of Ethics

We recently amended and restated our Code of Ethics and Business Conduct (the “Code”), which also incorporates a Code of Ethical Conduct for the Finance Officers and Finance Department Personnel. This Code embodies our firm commitment to ethical and legal business practices and helps ensure that we promote integrity throughout all aspects of our Company. It provides clear guidelines regarding how we approach important issues and decisions that may arise as we strive to provide the best service to our customers and the best work environment for our employees. It also confirms our Board’s expectation that all of our officers, directors and other members of our workforce act ethically and fully comply with all of our corporate policies at all times. The Code is available on the “Corporate Governance” page accessed from the “Investor Relations” page on our website at www.myersindustries.com.

Annual Board and Committee Evaluations

The Board and each Committee of the Board conduct annual assessments to evaluate whether the Board and its Committees are functioning effectively. In 2021, 2023, and 2024 self-assessments were conducted with the assistance of independent outside counsel and the results were reviewed with individual directors, each Committee, and the Board. In 2022, the evaluation process was conducted by an independent consultant and feedback was provided to the Board. The Board intends to continue to utilize this independent consultant evaluation process every third calendar year.

Shareholder Communication with Directors

Our Board provides the following methods for interested parties and shareholders to send communications to a director, to a Committee of the Board, to the non-management directors, or to the Board.

Interested parties may send written communications by e-mail to governance@myersind.com or by mail or courier delivery addressed as follows:

Board of Directors (or Committee Chair, Director or Non-Management Directors, as the case may be)

c/o Secretary

Myers Industries, Inc.

1293 South Main Street

Akron, Ohio 44301

6 | Myers Industries, Inc.

All communications directed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded unopened or unread to the Chair of the Governance Committee. The Chair of the Governance Committee in turn determines whether the communications should be forwarded to the appropriate members of the Board and, if so, forwards them accordingly. For communications addressed to a particular director or the Chair of a particular Committee of the Board, however, the Secretary will forward those communications, unopened or unread, directly to the person or Committee Chair in question.

Any interested party may also contact a director, a Committee of the Board, the non-management directors, or the Board through the Company’s toll-free hotline at (877) 285-4145 or via the internet at myersindustries.ethicspoint.com.

Sustainability

To Myers, the term “Sustainability” encompasses our commitments to the environment, to protecting and supporting our employees and the communities where we operate, and to good corporate governance practices which directly impact our performance and value. We organize our efforts under the Sustainability pillars of Products, Planet, and People, which are supported by a strong foundation of Governance, Ethics and Integrity, to help guide our work and manage material impacts.

Myers Sustainability Pillars

Products

- Circular and Sustainable Products
- Product Innovation and Quality
- Customer Focus and Satisfaction
- Supply Chain Management

Planet

- Climate Resilience and Action
- Clean Air
- Energy Efficiency
- Waste Management

People

- Workforce Health and Safety
- Attraction and Retention
- Engagement and Development
- Diversity, Equity and Inclusion

Governance, Ethics and Integrity

We continue to govern and manage Myers Sustainability impacts and opportunities through our internal Sustainability Committee. The cross-functional team of senior and executive leaders is responsible for establishing key metrics, goals, and reporting standards across the Company. The Sustainability Committee meets regularly and reports to the CEO and Board at least annually on material Sustainability impacts and opportunities. Myers updates, as needed, its Sustainability Committee charter, which outlines its purpose, guiding principles, accountability and governance, membership, priorities, responsibilities, and meeting cadence. We are happy to report we have three new members from the business in 2024 so the Sustainability Committee can capture a well-rounded view of Myers’ Sustainability initiatives and their impact at the business level. We also continue to make enhancements to our health and safety management system to support our people and advance our positive safety culture.

We will be publishing our fourth Sustainability Report in April 2025, which will disclose our progress on advancing Sustainability impacts across the enterprise. During 2024, we enhanced our focus on recycling resin and products, improving safety and tracking and reporting energy and greenhouse gas emissions.

In 2024, Myers Industries responded again to CDP and completed its first EcoVadis assessment on behalf of the entire company. As part of our commitment to continuous improvement, we plan to continue to update and enhance our Sustainability policies as well as improve our Sustainability disclosures, including continuing to publish a Sustainability report in alignment with the Global Reporting Initiative (GRI).

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We will also be aligning our reporting to the Taskforce on Climate-related Financial Disclosures (TCFD) in compliance with the California Climate-Related Financial Risk Act (SB 261), which requires public disclosure by January 1, 2026 and biennially thereafter.

Please review our 2024 Sustainability Report for updates on our Sustainability progress when it is published in late April 2025.

Products

Myers manufactures high-quality plastic containers and  mats that deliver solutions and protect customer investments in a manner that helps drive the circular economy.

•
Commitment to Sustainability: Myers continues integrating recyclability, reusability, and waste reduction into its operations, reinforcing its role in the circular economy. The 2024 Chep Regrind Initiative, for example, supports closed-loop recycling and has reduced CO₂ emissions by 30% for one of the Company’s customers.
•
Regrind Achievements: The Company projects a 5% YoY increase in regrind use, surpassing 14 million pounds in 2024.
•
Enhanced Performance: Signature Systems significantly increased internal regrind from 772,007 lbs. (2023) to 2,752,714 lbs. (2024), while external recycled material purchases for production rose from 1,156,859 (2023) to 1,213,076 lbs. (2024).

Planet

Myers is constantly evaluating its energy-dependent equipment and will implement equipment upgrades to promote more efficiency. The Company’s manufacturing process use minimal water and produces negligible hazardous chemicals.

•
Energy-Efficient Upgrades: Myers invested in energy-saving technologies across multiple sites, such as servo motors, LED lighting, and energy monitoring tools, resulting in substantial cost savings.
•
Emissions Reductions: Signature Systems cut CO₂ emissions by more than 2 million lbs. in 2024, while Scepter’s upgrades (two injection molding machines, one variable speed 150 HP air compressor, and two 100-ton chiller replacements) resulted in annual savings of 552,000 kWh (which translates to $51,900).
•
Waste & Recycling Initiatives: Myers’ expanded recycling programs recovered 1.2 million lbs. of post-industrial recyclable material (Signature Systems).

People

Myers’ top priority remains the safety of its employees and communities. We continuously and tirelessly work to improve safety measures and increase efficiency for our employees.

•
A Safer Place to Work: Myers achieved a 26% reduction in recordable injuries (TRIR 1.94) in 2024, with 80% of sites maintaining incident rates below industry averages.
•
Prioritizing Safety and Well-Being: Providing monthly safety trainings and multilingual safety resources, as well as expanding the Early Intervention Program, has supported the Company’s safety efforts.
•
Empowering People and Communities: Expanded benefits (parental leave, wellness support), a new leadership program with FranklinCovey, and company-wide town halls have strengthened employee engagement. Myers has also strengthened community ties by providing materials and resources for disaster relief efforts and engaging in volunteer activities with local non-profit organizations.

Principles

Myers continues to demonstrate its commitment to the highest principles of Governance, Ethics and Integrity:

•
Strong Governance and Oversight: We strengthened our policies and maintained corporate governance best practices in 2024, while continuing to promote transparency and accountability.
•
Commitment to Ethics and Integrity: Myers updated its Code of Ethics and Business Conduct in 2024 (the Code) by adding new policies, strengthening existing policies and reinforcing our commitment to a strong Ethics program. Myers communicated this commitment to its employees by translating the Code into seven (7) languages, offering in-person and online training, and making sure on-site training for hourly personnel was offered in English and Spanish.
•
Enhanced Cybersecurity Measures: Myers launched mandatory cybersecurity training, weekly phishing tests, and CMMC2 Level 2 preparation while maintaining rigorous external/internal security testing.

8 | Myers Industries, Inc.

Board governance highlights

We continue to evolve our best-in-class corporate governance practices which include regular outreach and engagement with our investors. Shareholder feedback is an essential component of our corporate governance practices and helps drive increased transparency, accountability and, ultimately, more active, engaged and effective corporate oversight. In 2024, we reached out to our top 25 shareholders representing more than 75% of shares owned and engaged with eight of those shareholders, with discussions including Board governance and oversight of strategy, our executive compensation practices, and other currently evolving topics such as enterprise risk management and sustainability.

During the year, the Board held formal educational sessions on cybersecurity and current best practices in corporate governance, all led by outside advisors. The Board also annually engages in an evaluation process, utilizing a self-assessment process coordinated by independent outside counsel or, every third year, engaging an outside independent party to conduct an evaluation process.

The Board continues to emphasize recruitment and refreshment. Two of our seven independent director nominees are women, we have diverse representation on the Board, and only one of our directors has served over 10 years.

We were also gratified by the results of the “say on pay” vote at last year’s annual meeting, with more than 99% of the total shares voted cast in favor of the proposal.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominees

Set forth below for each nominee for election as a director is a brief statement, including the age, principal occupation and business experience for at least the past five years, and any directorships held with public companies. The members of the Governance Committee have recommended, and the independent members of the Board have nominated, the persons listed below as nominees for the Board. Each of the below nominees has consented:

•
to serve as a nominee,
•
to being named as a nominee in this Proxy Statement, and
•
to serve as a director if elected.

If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. There is no reason to believe that the nominees named will be unable to serve if elected. Proxies cannot be voted for a greater number of nominees than named in this Proxy Statement.

Each of the following nominees is unanimously recommended by the Governance Committee. The Governance Committee believes that each of the nominees possesses certain key attributes that are believed to be important for an effective Board.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES

Name	Age	Director Since	Independent	Occupation
Yvette Dapremont Bright	63	2021	Yes	President, Brighter Horizon Foundation
Ronald M. De Feo	73	2018	Yes	Former President, CEO and Executive Chairman of Kennametal Inc. (NYSE: KMT); founding partner of Nonantum Capital Partners, LLC
William A. Foley	77	2011	Yes	Former Executive Chairman and CEO, Libbey Inc. (NYSE: LBY)
Jeffrey Kramer	65	2021	Yes	Former CEO, Schweitzer-Mauduit International, Inc. (NYSE: SWM)
F. Jack Liebau, Jr.	61	2015	Yes	Former Managing Director, Beach Investment Counsel
Bruce M. Lisman	78	2015	Yes	Former Chairman of Global Equity Division, JP Morgan Chase & Co.
Lori Lutey	60	2018	Yes	Former EVP and CFO of Schneider National (NYSE: SNDR)
Aaron Schapper*	51	2025	No	President and CEO of Myers Industries, Inc.

* As described in the Company's Current Report on Form 8-K filed on November 22, 2024 and the press release filed as an exhibit to such Current Report, the Board of Directors appointed Mr. Schapper as the Company's President and Chief Executive Officer and a director effective January 1, 2025. The appointment of Mr. Schapper as a director filled the vacancy on the Board created by the departure of Michael McGaugh, the Company's former President and Chief Executive Officer, effective September 9, 2024.

10 | Myers Industries, Inc.

NOMINEE INFORMATION

YVETTE DAPREMONT BRIGHT Age: 63 Director since: 2021 Committees: Audit Governance	Business Experience:
	•	President, Brighter Horizon Foundation
•

Former Executive Vice President and Chief Operating Officer, former Chief Transformation Officer and former Chief Administrative Officer of Independence Blue Cross, health insurer serving the Philadelphia, Pennsylvania region

Current and Former Directorships:
	•	Director of Independence Blue Cross
	•	Director of Cityblock Health
	•	Director of National Life Group, a financial services company
	•	Advisory director of Clarify Health Solutions, Inc., a provider of health care software solutions
	•	Director of CSAA Insurance Group, a AAA insurer offering automobile, homeowners and other personal lines of insurance to AAA Members through AAA clubs in 23 states and the District of Columbia
	•	Former director of Reveleer, a software platform company for health plans and providers
•

Former director of Independence Health Group, a diversified health care company offering commercial, Medicare and Medicaid medical coverage, third-party benefits administration, and pharmacy benefits management

	•	Former director and Chair of AmeriHealth Insurance Company of New Jersey
	•	Former director of AmeriHealth Caritas, a Medicaid managed care organization

Skills and Expertise:
	•	Substantial senior management experience overseeing customer service, processing services, operations shared services, business process reengineering and business technology services
	•	Leadership of enterprise wide operating platform and cultural transformation
	•	Human resources, strategy development, innovation, operational planning, new business development, and portfolio management for strategic initiatives

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RONALD M. DE FEO Age: 73 Director since: 2018 Committees: CMD (Chair)	Business Experience:
	•	Founding partner of Nonantum Capital Partners, LLC, a private equity firm
	•	Former President, Chief Executive Officer, and Executive Chairman of Kennametal Inc. (NYSE: KMT), a supplier of tooling and industrial materials
	•	Former Chief Executive Officer of Terex Corporation (NYSE: TEX), manufacturer of lifting and material handling solutions for a variety of industries
	•	Various marketing and leadership positions at Case Corporation, Tenneco Inc. (NYSE: TEN), and Procter & Gamble (NYSE: PG)

Current and Former Directorships:
	•	Director of Helix LLC, a traffic management company owned by Nonantum Capital Partners, LLC
	•	Supervisory board of DLL, a financial services company owned by Rabobank
	•	Trustee for Iona College
	•	Former Director of ProVest LLC, a Legal Services company owned by Nonantum Capital Partners, LLC
	•	Former Executive Chairman and director of Kennametal Inc.
Former Chairman and director of Terex Corporation

Skills and Expertise:
	•	Over 20 years of senior management and industrial experience
	•	Extensive experience with public and private company boards, corporate governance, mergers and acquisitions, brand and marketing

WILLIAM A. FOLEY Age: 77 Director since: 2011 Committees: Audit Governance	Business Experience:
	•	Former Executive Chairman and Chief Executive Officer of Libbey Inc. (NYSE: LBY), a producer of consumer and industrial glassware
	•	Former Chairman and Chief Executive Officer of Blonder Home Accents, a distributor of wallcoverings and home accents
	•	Former Chairman and Chief Executive Officer of Thinkwell Incorporated
	•	Former President of Arhaus Inc., a brand name furniture company
	•	Former Chairman, President and CEO of Lesco Incorporated, a manufacturer, distributor and retailer of professional lawn care and golf course management products

Current and Former Directorships:
	•	Indiana University Foundation, Board of Associates
	•	Former director of Libbey, Inc.

Skills and Expertise:
	•	Extensive experience in acquisition, joint venture, and market development
	•	Extensive experience in broad scale plastics manufacturing, as well as consumer and distribution businesses
	•	Experience with best practices on public company boards, particularly in governance, compensation and leadership
	•	Extensive financial experience, qualified as an “audit committee financial expert”

12 | Myers Industries, Inc.

JEFFREY KRAMER Age: 65 Director since: 2021 Committees: CMD	Business Experience:
•

Former CEO, Schweitzer-Mauduit International, Inc. (formerly NYSE: SWM), global manufacturer of high performance films, nettings and papers for filtration, transportation, medical, construction, infrastructure and tobacco markets

	•	Former CEO of JAM Distributing, a market leading distributor of high performance lubricants and fuels
•

Long multinational career at Air Products, a leading global producer of industrial gases, including roles as Chief Technology Officer, Vice President of Global Packaged Gases, Vice President of Corporate Development and Vice President Chemicals Asia

Current and Former Directorships:
	•	Director of Stein Fibers
	•	CEO, Trustee, Council for Economic Development of The Conference Board
	•	Director of Crete Mechanical, a privately-held mechanical services company
	•	Former Executive Member, Board of Directors of SWM International
	•	Former Executive Member, Board of Directors JAM Distributing
	•	Member of Princeton University Chemical Engineering Advisory Council
	•	Former director, Sayre Child Care, a nonprofit child care organization

Skills and Expertise:
	•	Strategic view – deep expertise and experience in defining strategic direction
•

Extensive experience in mergers/acquisitions and corporate transformations, executed and successfully integrated multiple acquisitions around the world and redirected and improved businesses for both private and public companies

	•	Deep understanding of the roles of R&D and Innovation Technology in business development and corporate success from leadership roles
	•	Global supply chain experience having directly led multiple global manufacturing and distribution businesses
	•	Strong focus on people development, role of culture/inclusion in company success and the importance of strong communication

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F. JACK LIEBAU, JR. Age: 61 Director since: 2015 Board Chair Committees: Audit CMD Governance	Business Experience:
	•	Former Managing Director, Beach Investment Counsel
	•	Former President and CEO of Roundwood Asset Management, a subsidiary managing public equities for Alleghany Corporation’s insurance companies
	•	Former President and Founder, Liebau Asset Management Company, which managed money for individuals, foundations, and corporations
	•	Former Partner and Portfolio Manager for Davis Funds and Primecap Management Company, investment management firms

Current and Former Directorships:
	•	Director of Motorcar Parts of America
	•	Director of STRATTEC Security Corporation
	•	Director of BNY Mellon ETF Trust
	•	Director of MuxIP, unlisted software company serving media companies, since 2020
	•	Director and CFO of the Edwin Gregson Foundation
	•	Former director of The Pep Boys, a nationwide auto parts retailer
	•	Former director of Herley Industries, Inc., a defense technology company
	•	Former director of Media General, Inc., then owner of newspapers and television stations
	•	Former Vice President of Andover Alumni Council
	•	Former director of Kidspace Children’s Museum

Skills and Expertise:
	•	Vast financial, strategic, executive and investment experience working with companies in a wide range of industries
	•	Experience in corporate governance and corporate and non-profit board service
	•	Experience working effectively with management teams, analyzing strategic options, and communicating with various constituencies
	•	Extensive financial experience, qualified as an “audit committee financial expert”

14 | Myers Industries, Inc.

BRUCE M. LISMAN Age: 78 Director since: 2015 Committees: CMD Governance	Business Experience:
	•	Former Chairman of the Global Equity Division, JP Morgan Chase & Co. (NYSE: JPM), a global financial services firm and banking institution
	•	Former Co-Head of the Global Institutional Equity Division, Bear Stearns Companies, Inc.

Current and Former Directorships:
	•	Director of STRATTEC Security Corporation
	•	Director of Associated Capital Group (NYSE: AC), a diversified global financial services company
	•	Director of National Life Group, a mutual life insurance company
	•	Director of Bank of Burlington, a Vermont state bank
	•	Former Director of Circor International, Inc. (NYSE: CIR)
	•	Former director and Chair of PC Construction, engineering and construction
	•	Former director of The Pep Boys, a nationwide auto parts retailer
•

Former member of various boards including an electric utility, an electricity transmission entity, a regional banking company, a regional broadcasting company, a financial technology company, two universities (one as chair) and America’s oldest conservation organization (chair)

Skills and Expertise:
	•	Experience as a chair, vice chair, and committee chair/member in a broad range of businesses and civic organizations
	•	Extensive executive and investment experience

LORI LUTEY Age: 60 Director since: 2018 Committees: Audit (Chair)	Business Experience:
	•	Former Executive Vice President and Chief Financial Officer of Schneider National (NYSE: SNDR)
	•	Former Vice President of Finance of FedEx Services
	•	Former Vice President and Chief Financial Officer of FedEx Trade Networks
	•	Former Vice President of Finance and Administration of FedEx Supply Chain Services

Current and Former Directorships:
	•	Director of Kenan Advantage Group, a private specialized transportation and logistics provider
	•	Director of Tailwind Smith Cooper Holdings, a private manufacturer/distributor
	•	Director of Tailwind National Trench Safety, a private national provider of trench shoring and safety solutions
	•	Former director of PS Logistics, a private flatbed transportation solutions provider
	•	Former director of One Equity Partners Open Water I Corp. (NASDAQ: OEPWU), a previously formed special purpose acquisition company
	•	Former director of Inner Explorer, a non-profit organization whose mission is to provide mindfulness to PreK-12 classrooms

Skills and Expertise:
	•	Extensive experience with strategic and financial management and leadership of overall company performance
	•	Extensive financial and accounting experience, qualified as an “audit committee financial expert”

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AARON SCHAPPER Age: 51 Director since: 2025 Committees: None	Principal Occupation: President, Chief Executive Officer, and Director of Myers Industries, Inc.

Business Experience:
•

Former Group President of Agriculture and Chief Strategy Officer of Valmont Industries, Inc. (NASDAQ:VMI), a leading manufacturer and global provider of equipment and technology solutions for infrastructure and agriculture markets

	•	Former Group President of Infrastructure and Group President of Utility Support Structures for VMI
	•	Former General Manager of Orbit Irrigation Products Inc., based in Shanghai, China
	•	Former design and manufacturing engineer at Orbit

Former Directorships:
	•	Former director of Nebraska Enterprises

Skills and Expertise:
	•	Substantial experience building and managing high performing businesses, including his extensive experience creating value and growth at Valmont
	•	Significant experience in company growth, including through his role in establishing Orbit's green-field manufacturing sites in China and Taiwan
	•	Long-term global strategist and substantial acquisition experience entering into new markets and realigning global assets and supply chains, including working experience in six continents
	•	Experience in business evolution and innovation, including investing in new products and technologies such as artificial intelligence and sustainability solutions

16 | Myers Industries, Inc.

Until 2020, Mr. Foley served as Executive Chairman and a director of Libbey, Inc. (“Libbey”). Mr. Foley formerly served as Libbey’s Chief Executive Officer until March 31, 2019. Libbey’s business was highly reliant on the foodservice industry. Libbey experienced immediate and drastic reductions in revenue during the COVID-19 pandemic which, as a “non-essential” business, resulted in shutdowns of Libbey’s global manufacturing facilities. On June 1, 2020, Libbey and its direct and indirect domestic subsidiaries commenced voluntary cases under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware, which were jointly administered under the caption In re: Libbey Glass Inc., et al., Case No. 20-11439 (LSS). Libbey filed a proposed First Amended Joint Plan of Reorganization (“Plan”) which was confirmed by the Bankruptcy Court on October 20, 2020 and pursuant to which Libbey (i) assigned the majority of its assets to a subsidiary which assumed all of Libbey’s obligations and liabilities in connection therewith; and (ii) contributed 100% of the equity in the subsidiary to Libbey Holdings Inc., an entity newly formed by Libbey, in exchange for 100 shares of common stock of Libbey Holdings. The Plan became effective on November 13, 2020 and Libbey and the other debtors emerged from the Chapter 11 cases. Pursuant to the Plan, all outstanding shares of common stock of Libbey and all other equity rights in the Company were cancelled. Libbey’s common stock may continue to be quoted on the OTC Pink marketplace, but under the Plan the common stock had no underlying asset value and on November 16, 2020 Libbey filed a Form 15 with the U.S. Securities and Exchange Commission ("SEC") to deregister the common stock.

There are, and during the past ten years there have been, no other legal proceedings material to an evaluation of the ability of any director, nominee, or executive officer of the Company to act in such capacity or concerning his or her integrity. There are no family relationships among any of the directors, director nominees and executive officers.

Required Vote and Board Recommendation

Under Ohio law and our Regulations, nominees for election as directors who receive a majority of votes cast by holders of shares of common stock represented in person or by proxy and entitled to vote on the proposal to elect directors will be elected as directors of the Company. Except in the case of broker non-votes, abstentions, and votes "against" the election of one or more of the director nominees, shares of common stock represented by properly completed and timely received forms of proxy will be voted "FOR" the election of the director nominees. Abstentions will not be counted toward the election of directors or any of the individual director nominees. Proxies may not be voted for more than eight director nominees.

The Board of Directors unanimously recommends that you vote “FOR” each of the director nominees listed above.

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Nominating Process

The Governance Committee reviews and evaluates individuals for nomination to stand for election as a director who are recommended to the Committee: in writing by any of our shareholders or by our current or past directors, executive officers, or identified by professional search firms retained by the Governance Committee.

Recruiting Guidelines and Director Qualifications

The Company’s Board Member Recruiting Guidelines outline the process for the Governance Committee to recruit and evaluate potential director candidates. These guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com. In considering these potential candidates for nomination to stand for election, the Governance Committee will consider:

•
The current composition of the Board and how well it functions as a group
•
The talents, personalities, and strengths of current directors
•
The value of contributions made by individual directors
•
The need for a person with specific skills, experiences or background relevant to the Company’s strategy to be added to the Board
•
Any anticipated vacancies due to retirement or other reasons
•
Other factors that may enter into the nomination decision

The Governance Committee endeavors to select nominees that contribute unique skills and professional experiences in order to advance the performance of the Board and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Governance Committee considers diversity as one of a number of factors in identifying nominees for directors; however, there is no formal policy in this regard. The Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity such as race and gender. The current composition of our Board includes two directors who are female and one director who is an under-represented minority, based on voluntary self-identification of gender identity and other demographics.

When considering an individual candidate’s suitability for the Board, the Governance Committee will evaluate each individual on a case-by-case basis. The Governance Committee does not prescribe minimum qualifications or standards for directors; however, the Committee looks for directors who have personal characteristics, educational backgrounds and relevant experience that would be expected to help further the goals of the Company. In addition, the Governance Committee will review the extent of the candidate’s demonstrated excellence and success in his or her chosen business, profession, or other career and the skills and talents that the candidate would be expected to add to the Board. The Governance Committee may choose, in individual cases, to conduct interviews with the candidate and/or contact references, business associates, other members of boards on which the candidate serves or other appropriate persons to obtain additional information. The Governance Committee will make its determinations on whether to nominate an individual candidate based on the Board’s then-current needs, the merits of that candidate and the qualifications of other available candidates.

Shareholder Recommendation Policy

The Governance Committee will consider individuals for nomination to stand for election as a director who are recommended to it in writing by any of our shareholders that strictly follow the below procedures. Shareholders making recommendations for directors must:

•
Certify that the person making the recommendation is a shareholder of the Company (including the number of shares held as of the date of the recommendation)
•
Provide the full name and address of the proposed nominee as well as a biographical history setting forth past and present directorships, employment, occupations and civic activities for at least the past five years
•
Provide a signed written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director
•
Submit a signed written statement that the shareholder making the recommendation and the proposed nominee will make available to the Governance Committee all information reasonably requested in furtherance of the Committee’s evaluation

18 | Myers Industries, Inc.

•
Provide a letter of recommendation to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301
•
Submit all required information before the close of business on or before November 15th of the year prior to our next Annual Meeting of shareholders

Shareholder Nomination Policy

In accordance with our Regulations, a shareholder may directly nominate a candidate for election as a director of the Company only if written notice of such intention is received by the Secretary not less than 90 days nor more than 120 days prior to the one year anniversary date of the immediately preceding Annual Meeting of shareholders. In the event that the Annual Meeting is called for a date that is not within 60 days before or after such anniversary date, notice by a shareholder, in order to be timely, must be received no later than the close of business on the tenth day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. A shareholder wishing to directly nominate an individual to serve as a director must follow the procedure outlined in Article I, Section 12 of our Regulations, titled “Advance Notice of Director Nominations” and then send a signed letter of nomination to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. Our Regulations are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

Shareholder Proxy Access

In accordance with our Regulations, a shareholder may also request that the Company include in its proxy statement in which it solicits proxies with respect to the election of directors at an Annual Meeting of shareholders, any person nominated for election (a “Shareholder Nominee”) to the Board by a shareholder or by a group of not more than 20 Shareholders that (i) satisfies the requirements of Section 13 of our Regulations (such individual shareholder or shareholder group, including each member thereof, to the extent the context requires, an “Eligible Shareholder”), and (ii) expressly requests in the notice required by such Section 13 to have the Shareholder Nominee included in the Company’s proxy materials pursuant to such Section 13. The information that the Company will include in its proxy statement is the information provided by the Eligible Shareholder to the secretary of the Company concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). The Company may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. The Company will not be required pursuant to Section 13 to include any information regarding a Shareholder Nominee in its proxy materials for any meeting of Shareholders for which any person is engaging in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such meeting other than Shareholder Nominees or nominees of the Board.

The Company will be required to include information regarding a Shareholder Nominee in its proxy materials with respect to an Annual Meeting only if the notice of the nomination relating to the Shareholder Nominee is delivered to, or mailed to and received by, the secretary of the Company no earlier than 120 days and no later than 90 days before the anniversary of the date of the previous year’s Annual Meeting of Shareholders; provided, however, that if the Company did not hold an Annual Meeting during the previous year, or if the date of the Annual Meeting has changed by more than 30 calendar days from the previous year’s date, or if the Company is holding a Special Meeting of shareholders or conducting an election of directors by written consent in lieu of an Annual Meeting, then the Eligible Shareholder must deliver the notice a reasonable time before the Company issues its proxy materials, as specified by the Company in a Current Report on Form 8-K filed pursuant to Item 5.08.

The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that the Company shall be required to include in its proxy materials with respect to an Annual Meeting generally shall not exceed the greater of (i) two, or (ii) 20% of the total number of members of the Company’s Board rounded to the closest whole number below 20%.

2025 Proxy Statement | 19

Board Committees and Meetings

There were a total of six regularly scheduled and special meetings of the Board in 2024. During 2024, all directors attended at least 75% of the aggregate total number of the meetings of the Board and committees on which they served. All of our directors and nominees attended our 2024 Annual Meeting. Although we do not have a formal policy requiring directors to attend the Annual Meeting, our directors are encouraged to attend, and to do so in person when permissible.

Board Committees

The Board has three standing committees: the Audit Committee, the CMD Committee, and the Governance Committee. Set forth below are the committee memberships as of the date of this Proxy Statement.

Director	Audit Committee	CMD Committee	Governance Committee
Yvette Dapremont Bright	•		•
Ronald M. De Feo		Chair
William A. Foley	•		•
Jeffrey Kramer		•	Chair
F. Jack Liebau, Jr.	•	•	•
Bruce M. Lisman		•	•
Lori Lutey	Chair

In addition to these standing committees, the Board has established from time to time, and may establish in the future, special committees to address particular matters.

Audit Committee

5 Meetings Held in 2024

The Audit Committee assists our Board in the oversight and integrity of our financial statements and enterprise risk management, ensures our structure meets legal and regulatory requirements, and oversees our internal auditing functions, controls, and procedures. The Board determined that based on their extensive financial background and expertise William Foley, Jack Liebau and Lori Lutey each met the criteria of an “audit committee financial expert” under SEC rules. None of our Audit Committee members serve on more than two other public company audit committees.

Audit Committee Functions:

•
Engage the independent registered public accounting firm and be responsible for the appointment, compensation and oversight of the external auditor
•
Approve all audit and accounting engagements of the independent registered public accounting firm (audit and non-audit)
•
Review the results of the audit and interim reviews
•
Evaluate the independence of the independent registered public accounting firm
•
Review the financial results of the Company with the independent registered public accounting firm prior to their public release and filing of reports with the SEC
•
Direct and supervise special investigations
•
Oversee accounting, internal accounting controls, auditing matters, reporting hotline and corporate compliance programs
•
Review the Company’s ERM assessment and processes in assisting the Board’s oversight of the Company’s management of its significant enterprise level risks, including but not limited to climate, cyber and IT risks

See the Audit Committee Report for further information regarding the Audit Committee’s activities.

20 | Myers Industries, Inc.

Compensation and Management Development Committee

8 Meetings Held in 2024

The CMD Committee administers our executive compensation programs and determines, either as a committee or together with the other independent board members, annual base salaries and incentive compensation awards for our executive officers.

CMD Committee Functions:

•
Review and approve compensation of the CEO and other executive officers of the Company
•
Review and approve the CEO’s compensation-related corporate goals
•
Evaluate the CEO’s performance
•
Oversee executive management development and succession planning
•
Establish and administer the Company’s policies, programs and procedures for compensating its executive officers and directors
•
Review and approve equity award grants
•
Review, assess and monitor the Company’s Stock Ownership Guidelines
•
Oversee regulatory compliance with respect to compensation matters
•
Oversee shareholder communications regarding executive compensation matters
•
Retain outside consultants regarding executive compensation and other matters
•
Oversee the leadership development programs and executive long-term and emergency succession planning

Corporate Governance Committee

4 Meetings Held in 2024

The Governance Committee assists the Board in developing and implementing corporate governance guidelines, identifying potential director candidates, determining the size and composition of our Board and its committees, evaluating the overall effectiveness of our Board, and the Board’s oversight of the Company’s ESG management.

Governance Committee Functions:

•
Evaluate new director candidates and incumbent directors
•
Recommend nominees to serve on the Board as well as members of the Board’s committees to the independent directors of the Board
•
Recommend and monitor participation in continuing education programs by the directors
•
Develop and implement corporate governance principles applicable to the Board and the Company
•
Review the Company’s policies, programs, and strategies relating to ESG and other public policy matters relevant to the Company

Committee Charters and Policies

The Board has adopted written charters for each of the Audit Committee, the CMD Committee, and the Governance Committee. Each committee reviews and evaluates the adequacy of its charter at least annually and recommends any proposed changes to the Board for approval. Each of the written charters and policies of the Committees are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

2025 Proxy Statement | 21

Director Compensation

The Company has structured its non-employee director compensation to attract and retain highly qualified directors and to compensate directors for their service, while also aligning the interests of the directors to the long-term interests of the Company’s shareholders.

In addition to the compensation provided to our non-employee directors, which is described below, our Regulations provide that we will indemnify, to the fullest extent then permitted by law, any of our directors or former directors who was or is a party or is threatened to be made a party to any matter, whether civil or criminal, by reason of the fact that the individual is or was a director of the Company, or serving at our request as a director of another entity. We have also entered into indemnity agreements with each of our directors contractually obligating us to provide such protection. We also currently have in effect director and officer insurance coverage.

2024 Non-Employee Director Compensation

The Company’s non-employee director compensation program maintained in 2024 reflected the recommendations of the CMD Committee’s compensation consultant based on the consultant’s assessment of market competitiveness. The analysis included pay levels and prevalent practices for retainers, fees, equity-based compensation, and stock ownership guidelines, and affirmed that the Company’s non-employee director compensation program is structured in a manner consistent with good governance, continues to be aligned with best practices, and meets the needs of the Board.

The Company’s non-employee director compensation program includes an annual cash retainer and an equity-based award. Directors who are employees of the Company do not receive either an annual retainer or any other compensation related to their director services. The cash retainers are paid quarterly in arrears and the equity-based award is granted for directors’ upcoming year of service subject to vesting at the following year’s Annual Meeting of Shareholders. Directors may elect to receive an equivalent number of stock units rather than shares of common stock upon vesting, with payment to be made with respect to such stock units when such director ceases to be a member of the Board. For non-employee directors who join the Board between annual meeting dates, the annual cash retainer is prorated for the portion of the term that such director serves.

In 2024, each non-employee director received an annual cash retainer of $100,000 and an equity-based award under our 2021 Long-Term Incentive Stock Plan, as Amended and Restated (the “2021 Plan”) with a target value of $100,000 based on the average closing price of Myers' common stock for the period of 20 trading days ending the day before the date of the 2024 Annual Meeting of Shareholders. The cash portions of the retainers in 2024 for our non-employee directors’ annual service and committee and Board chair service is set forth below.

Compensation Type	Director Compensation
Annual Cash Retainer	$100,000
Annual Equity Based Award	$100,000
Supplemental Annual Cash Retainer
Chair of Audit Committee	$17,500
Chair of CMD Committee	$12,500
Chair of Governance Committee	$10,000
Chair of Board(1)	$90,000
Ad-Hoc Committee Members(2)	$10,000
Ad-Hoc Committee Chair(2)	$15,000

(1)
Board Chair is not eligible to receive additional Committee membership fees.
(2)
Although an executive search committee was appointed by the Board in 2024, the directors who served on the search committee did not receive any additional compensation.

22 | Myers Industries, Inc.

The following table shows all compensation paid to non-employee directors for their service during 2024:

NON-EMPLOYEE DIRECTOR COMPENSATION FOR CALENDAR YEAR 2024

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yvette Dapremont Bright	$100,000	$77,939	—	—	—	$177,939
Ronald M. De Feo	$112,500	$77,939	—	—	—	$190,439
William A. Foley	$100,000	$77,939	—	—	—	$177,939
Jeffrey Kramer	$110,000	$77,939	—	—	—	$187,939
F. Jack Liebau, Jr.	$190,000	$77,939	—	—	—	$267,939
Bruce M. Lisman	$100,000	$77,939	—	—	—	$177,939
Lori Lutey	$117,500	$77,939	—	—	—	$195,439
(1)
Stock Award amounts do not reflect compensation actually received by the directors. The amounts shown reflect the grant date fair market value of 4,534 restricted stock units awarded to each non-employee director on May 9, 2024 with respect to their service commencing on that date until the 2025 Annual Meeting of Shareholders, at which time their awards will vest unless the director elected to receive stock units and defer receipt of common stock until he or she ceases to be a member of the Board for any reason whatsoever, at which time the Company shall make a payment to the director of one share for every stock unit then held as payment with respect to each such stock unit. The grant date fair market value of the stock awards is based on the closing price of Myers' common stock on May 9, 2024; the number of restricted stock units of each stock award was determined by dividing $100,000 by the average closing price of Myers' common stock for the period of 20 trading days ending the day before the date of the 2024 Annual Meeting of Shareholders.

2025 Proxy Statement | 23

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Exchange Act Rule 14a-21(a), we provide our shareholders with the opportunity to cast an annual advisory vote (“Say-on-Pay”) on the compensation of our named executive officers (“NEOs”). The CMD Committee has designed our executive compensation program (as described further in the Compensation Discussion & Analysis (“CD&A”) and tabular compensation disclosures of this Proxy Statement) principally as follows:

Executive Compensation Objectives	Executive Compensation Elements
• Provide competitive compensation packages to attract, retain and reward talented and experienced executives and other key employees whose knowledge, skills and performance are crucial to our success	• Base salary • Annual cash bonus opportunities • Long-term incentives, including equity based performance and service based awards • Benefits

•
Align our executives with shareholders to help ensure that the compensation paid to our executive officers (1) correlates with financial performance (“pay for performance”) and (2) motivates our executive officers to achieve short-term and long-term Company goals intended to increase shareholder value. Our objective is to motivate our executive officers to achieve short-term and long-term Company goals by providing:
o
Short-term annual incentives with bonuses based on objective goals focused on operating performance
o
Long-term incentives that reward achievement of long-term strategic initiatives through the use of performance based stock units and service-based equity awards
• Annual cash bonus opportunities • Long-term incentives, including equity based performance and service based awards

Result of 2024 Advisory Vote on Executive Compensation

At our 2024 Annual Meeting of Shareholders, 99% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The CMD Committee takes into account each year’s Say-on-Pay vote results in determining the components of executive compensation and viewed the 2024 results as evidencing strong shareholder alignment with the current structure and recent results of our executive compensation programs.

2025 Advisory Vote on Executive Compensation

We are presenting the following advisory resolution, which gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program by voting “FOR” or “AGAINST” approval of the resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company's proxy statement for its 2025 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules in Item 402 of SEC Regulation S-K (including the 'Compensation Discussion and Analysis,' compensation tables, and related notes and narrative discussion), is hereby APPROVED on an advisory basis.”

Although the vote on this advisory resolution is non-binding, the CMD Committee and the Board value our shareholders’ opinions and will review the results of the vote and take those results into account when considering future decisions concerning our executive compensation programs. Our advisory Say-on-Pay vote occurs annually, with the next advisory vote expected to occur at our 2026 Annual Meeting of Shareholders.

24 | Myers Industries, Inc.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal is required to approve the advisory resolution on the compensation of our NEOs. A properly executed proxy marked "abstain" with respect to Proposal 2 will not be voted with respect to the proposal. Accordingly, for purposes of Proposal 2, abstentions will be counted in determining the required vote and will have the effect of a vote "against" the advisory resolution.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 2

2025 Proxy Statement | 25

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

In this section, we describe the material components of our 2024 executive compensation programs for our NEOs whose compensation for 2024 is set forth in the Summary Compensation Table and other compensation tables, notes, and narrative contained in this Proxy Statement.

Mike McGaugh(1)	Former President and Chief Executive Officer
Dave Basque(2)	Interim President and Chief Executive Officer
Grant Fitz	Executive Vice President and Chief Financial Officer
Jeff Baker(3)	President, Distribution
Jim Gurnee(4)	Former Vice President, Distribution

(1)
Mr. McGaugh served as President and Chief Executive Officer until his departure from the Company effective September 9, 2024.
(2)
Mr. Basque was appointed Interim President Chief Executive Officer effective September 9, 2024 through December 31, 2024.
(3)
Mr. Baker served as Vice President, Shared Services, through October 1, 2024, when he was appointed President, Distribution.
(4)
Mr. Gurnee served as Vice President, Distribution, until his departure from the Company effective September 30, 2024.

Overview

Compensation Philosophy

The CMD Committee believes that the Company’s NEOs should be paid in a manner that attracts the best-available talent, drives performance, encourages an appropriate sensitivity to risk, and encourages and rewards increases in shareholder value. This philosophy is achieved through the Company’s base salary, annual bonus opportunity, long-term incentive plan and other benefits, which are described in greater detail in this Proxy Statement. Myers’ NEOs are compensated in a manner consistent with the Company’s strategy, competitive practice, sound compensation governance principles, and shareholder interests.

The CMD Committee’s goals are to:

•
Attract and retain talented and experienced executives and other key employees whose knowledge, skills and performance are crucial to our success
•
Ensure that the actual compensation paid to our executive officers correlates with Company performance (“pay for performance”)
•
Motivate our executive officers to pursue, and reward them for achieving, short-term and long-term Company goals that are intended to deliver long-term shareholder value

Our Strategy and Pay for Performance Approach to Executive Compensation

The Company’s compensation program is designed to compensate the Company’s NEOs in a manner consistent with the Company’s near and long-term strategic vision. The Company’s compensation program seeks to achieve this through the mixture of base pay, short and long-term incentives, and the provision of other benefits. Base pay and other benefits provide appropriate compensation to attract and retain talent. Short-term incentives are tied to the achievement of Company growth with targets intended to advance the long-term strategic vision of the Company. Long-term incentives provide executives with an ownership stake in the Company (emphasizing the “act like owners” principle of the Company) and help drive long-term value creation. For example, vesting of our 2024-26 performance-based long-term incentive awards will be based on the Company’s three-year cumulative adjusted earnings per share, subject to a relative TSR modifier, which are performance metrics intended to motivate and reward our executives for increasing shareholder value and returns while promoting the Company’s long-term interests consistent with our strategic goals.

2024 Business Summary

2024 was a year of transformation at Myers Industries. In February 2024, we successfully completed our acquisition of Signature Systems for $350 million. The addition of Signature Systems, with its leading position in the high-growth infrastructure and ground protection markets, strengthened our portfolio of market leading brands.

26 | Myers Industries, Inc.

In late 2024, while our business faced challenges due to headwinds in certain end markets, our Board of Directors took decisive action to continue to position the Company for future growth and improved profitability by announcing a leadership transition and launching an executive search process. This successful search process resulted in the appointment of Aaron Schapper as Myers' new President and CEO effective January 1, 2025.

Mr. Schapper brings to Myers significant experience leading global industrial businesses. For the eight years prior to joining Myers, he served in a variety of senior leadership roles at Valmont Industries Inc. (NYSE: VMI), a leading manufacturer and global provider of equipment and technology solutions for infrastructure and agriculture markets. During his tenure at Valmont, Mr. Schapper led each of its business divisions and last served as Chief Strategy Officer and Group President of Agriculture from July 2023 through May 2024. Previously, Mr. Schapper served as Valmont’s Group President of Infrastructure and Group President of Utility Support Structures.

On March 6, 2025, we announced our financial results for the full year ended December 31, 2024, including the following full-year highlights compared to our prior year's results:

Full Year 2024 Financial Highlights vs. Prior Year

•
Net sales of $836.3 million compared with $813.1 million
•
Gross margin of 32.4%, up 50 basis points
•
GAAP net income per diluted share of $0.19 compared with $1.32
•
Adjusted earnings per diluted share of $1.04 compared with $1.39
•
Adjusted EBITDA of $122.2 million, compared to $98.0 million
•
Cash flow provided by operations of $79.3 million and free cash flow of $54.9 million
•
Reduced total debt by $26 million since March 31, 2024 after the acquisition of Signature Systems

We also announced on March 6, 2024, the launch of our "Focused Transformation" restructuring program intended to provide $20 million of annualized SG&A savings by year end 2025.

The Company uses certain non-GAAP measures in this proxy statement. Adjusted operating income, adjusted earnings per share, and adjusted EBITDA are non-GAAP financial measures and are intended to supplement the results provided in accordance with accounting principles generally accepted in the United States. Myers believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in Appendix C to this proxy statement.

Compensation Program Governance

Our success depends largely on the contributions of motivated, focused and energized executives all working to achieve our strategic objectives. The CMD Committee and senior management, with assistance from our independent compensation advisor, develop competitive pay programs for our NEOs and other officers and we follow the basic tenets set forth in the following table:

WHAT WE DO	WHAT WE DON’T DO
Link Pay to Objective Financial Performance	Enter into Executive Employment Contracts
Limited Termination/Change in Control Severance Benefits	Offer Tax Gross-Ups for Change in Control Payments
Grant Awards with Double Trigger Change in Control Provisions	Reprice Underwater Options
Impose Robust Stock Ownership Guidelines	Allow Cash Buyouts of Underwater Options
Retain an Independent Compensation Advisor	Permit Short Sales by Directors, Officers, or Employees
Tally Sheets to Evaluate and Monitor NEO Compensation	Offer Significant Executive Perquisites
Maintain a Clawback Policy	Allow Hedging or Pledging of Company Stock
Conduct Annual Risk Assessment of Compensation Programs	Provide Gross-ups on Severance Benefits
Use Different Metrics for Short- and Long-term Incentive Plans

2025 Proxy Statement | 27

Elements of 2024 Compensation

Our executive compensation program elements (base salary, annual bonus, long-term incentives and benefits) are designed to provide an integrated and competitive total pay package. A majority of the compensation package for our NEOs is performance-based and the metrics are focused on paying for growth.

Description of Compensation Elements

Our 2024 executive compensation program was designed to reinforce the relationship between the interests of our NEOs and our shareholders and included three primary components: base salary, annual cash bonus and long-term incentives. Objectives and key characteristics of each element of our 2024 executive compensation program are summarized below:

Type of Pay & Form		Performance Periods	Objectives

Fixed	Base Pay (cash)	1 year

• Compensation for job performance

• Recognizes individual skills, competencies, and experience

• Generally determined based on an individual’s time in the position, experience, performance, future potential, external market conditions, and peer benchmarking

• May be influenced/changed as a result of changes in the executive’s responsibilities, an assessment of annual performance, our financial management, and/or external market data relating to base pay practices of peers

At Risk	Annual Bonus (cash)	1 year

• Variable cash compensation with 100% tied to the achievement of annual corporate operational goals established by the CMD Committee each fiscal year to align with corporate strategic goals (for 2024, the Company’s achievement of budgeted adjusted EBITDA)

• Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentives (60% PSUs & 40% RSUs)	3 years

• Motivates and rewards leaders for increasing shareholder value and returns while promoting our long-term interests consistent with strategic goals

• Reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving long-term Company performance objectives designed to enhance shareholder value (for awards in 2024, the Company’s three-year cumulative adjusted earnings per share, subject to a relative TSR modifier)

• Helps build executive stock ownership consistent with our stock ownership objectives

• Encourages retention of executive management team through multi-year vesting

28 | Myers Industries, Inc.

CEO and CFO Target Compensation Mix

We believe in linking pay for performance. The following graphs illustrate the percentages of total target direct compensation of our CEO and CFO attributable to base salary, target bonus, and target long-term incentives in effect for calendar year 2024 for Mr. McGaugh and Mr. Fitz, respectively. As illustrated below, the majority of our most senior executives’ compensation is at risk and subject to delivery based on achieving objective financial results (over 80% of our CEO’s target compensation and over two-thirds of our CFO’s target compensation).

Overview of How We Determine Compensation

The Company believes its practices are consistent with the practices of a company of its size, reflect best practices regarding the governance of executive pay programs and reflect the executive pay program’s objectives of delivering competitive and appropriate pay aligned with our shareholders’ interests. The CMD Committee refers to market data to benchmark and help establish pay opportunities for the NEOs that are competitive for a company of our size in our industry, and for the role and experience of the individual executive. The CMD Committee generally considers a range around the market median when establishing compensation levels for the NEOs.

As part of its annual review and consideration of the benchmarking process used to assess the Company’s pay levels and pay programs for its executives, the CMD Committee and its independent compensation consultant conduct an executive compensation market analysis that draws from third-party compensation surveys and publicly available data for a group of peer companies (“Compensation Peer Group”). The CMD Committee annually reviews the Compensation Peer Group, with input from the Committee’s independent compensation consultant, to evaluate whether the composition of the group remains relevant for the ensuing calendar year, with consideration of certain quantitative and qualitative criteria, including: (1) companies within approximately 50% to 200% of the Company’s revenue, (2) companies operating within the Company’s industries and end-markets, and (3) companies with similar focus and/or business complexity. Due to the difficulty of finding direct publicly-traded peers of our size, the CMD Committee regards the Company’s comparison to these companies only as reference points in establishing pay levels. Additionally, survey data from Willis Towers Watson is used as an additional reference point using similar quantitative and qualitative criteria to establishing the Compensation Peer Group. Our CMD Committee does not seek to establish any specific benchmark in reference to these companies or to require changes in our executive compensation to match changes in these companies’ compensation.

2025 Proxy Statement | 29

In late 2023, the CMD Committee reviewed the composition of 2023 Compensation Peer Group with input from the Committee’s independent compensation consultant. Based on that review, the Committee adjusted the Compensation Peer Group for executive compensation benchmarking purposes in 2024 by eliminating Mativ Holdings, Inc. (the company resulting from the merger of two former peer companies, Schweitzer-Mauduit International, Inc. and Neenah, Inc.), and adding two companies, Columbus McKinnon Corporation and Douglas Dynamics, Inc. The CMD Committee determined to maintain the remaining companies comprising the Compensation Peer Group.

$ in millions

Company Name	Industry	Revenue	Market Cap

Chart Industries, Inc.	Industrial Machinery	$4,160	$8,059
Quaker Houghton	Chemicals	$1,840	$2,449
Dorman Products, Inc.	Auto Parts & Equipment	$2,009	$3,926
Alamo Group Inc.	Construction Machinery & Heavy Trucks	$1,629	$2,061
Barnes Group Inc.(1)	Machinery	$1,450	$1,791
Astec Industries, Inc.	Machinery	$1,305	$806
EnPro Industries, Inc.	Machinery	$1,049	$3,773
Commercial Vehicle Group, Inc.	Construction Machinery & Heavy Trucks	$995	$70
Stoneridge, Inc.	Auto Parts & Equipment	$908	$153
Esco Technologies	Aviation & Space Filtration & Fluid Control	$1,026	$4,213
TriMas Corporation	Industrial Machinery	$925	$830
The Shyft Group, Inc.	Specialty Vehicle Mfg. and Assembly	$786	$347
Helios Technologies, Inc.	Machinery	$806	$1,268
Standex International Corporation	Diversified Global Manufacturing	$720	$2,258
Columbus McKinnon Corporation	Motions Solutions Manufacturing	$1,013	$585
Douglas Dynamics, Inc.	Commercial Truck Attachments Manufacturing	$569	$618
Lindsay Corporation	Agricultural & Farm Machinery	$607	$1,495
(1)
Barnes Group Inc. revenue and market cap information was as of December 31, 2023, its last reporting fiscal year. Barnes Group Inc. was acquired by Apollo Global Management, Inc. and was de-listed on January 27, 2025. It subsequently announced it will not release its fiscal year 2024 results.

In late 2024, the CMD Committee conducted its annual review of the composition of the Compensation Peer Group with input from the Committee’s independent compensation consultant and, based on that further review, determined to eliminate Chart Industries, Inc. from the 2025 peer group due to a recent acquisition and increase in size beyond the intended top range of the group.

Consistent with the objectives of our executive pay philosophy of attracting and retaining a talented and experienced executive management team and other key employees, paying for performance, motivating our executive officers to achieve short-term and long-term Company goals that are intended to enhance shareholder value, and rewarding executives whose knowledge, skills, and performance are crucial to our success, actual compensation may be above or below the median for executives in similar roles at companies of similar size and complexity, depending on an evaluation of several factors including, but not limited to, time-in-position, experience, performance, and future potential. We believe this approach is appropriate as it is intended to attract and retain key executives, but does not position our compensation costs out of line with expected or actual performance.

30 | Myers Industries, Inc.

Compensation Decision-Making

Timeline and Essential Components of Compensation Decision-Making

The CMD Committee oversees our executive compensation plan and policies, administers our equity plans, and approves all compensation for our NEOs. Portions of the CMD Committee’s annual agenda items are summarized below:

Late Winter/Early Spring

• Approve payouts for prior year’s annual incentive plan	• Approve current year’s long-term incentive plan design, metrics, and payout goals

• Approve vesting and payouts of long-term incentive awards for prior performance period	• Approve annual grants of long-term incentive awards, including target award levels for NEOs and pool for all equity awards

• Approve current year’s annual incentive plan design, metrics, and payout goals	• Review proxy advisory firms’ pay for performance reports, feedback, and proxy recommendations

Summer	Fall

• Review the results of the Company’s “Say-on-Pay” vote (and any other compensation-related items voted upon at the annual meeting)	• Review annual and long-term incentive plan designs and performance metrics

• Review executive officer tally sheets	• Review peer group composition and executive compensation levels

• Review overall compensation program and consider any structural changes	• Review and approve director compensation levels and practices

2025 Proxy Statement | 31

Parties Involved in Compensation Decision-Making

Role of CMD Committee
•
Four independent directors currently comprise our CMD Committee, which is responsible for overseeing our executive pay plans and policies, administering our equity plans and approving all compensation for our NEOs

• The CMD Committee routinely requests information from senior management regarding the Company’s performance, pay and programs to assist it in its actions
• The CMD Committee has the authority to retain outside advisors as needed to assist it in reviewing and modifying the Company’s programs and providing competitive pay levels and terms
• In arriving at its decision on NEO compensation, the CMD Committee takes into account the shareholder “say-on-pay” vote results at the previous annual meeting of shareholders
•
The CMD Committee annually reviews and establishes the goals used for our annual and long-term incentive plans. The CMD Committee assesses the performance of the CEO. Based on this evaluation, the CMD Committee then recommends the CEO’s compensation for the next year to the Board for its consideration and approval

• The CMD Committee reviews the CEO’s compensation recommendations for the CFO and other NEOs, providing appropriate input and approving final awards
• Finally, the CMD Committee provides guidance and final approval to the CEO with regard to the determination of the compensation of other key executives
Role of Senior Management	• The Company’s management serves in an advisory or support capacity as the CMD Committee carries out its charter regarding executive compensation oversight
• The Company’s CEO and Senior Vice President of Human Resources typically participate in meetings of the CMD Committee but are excused during executive sessions, which are held at every meeting
• The Company’s CFO may participate as necessary or at the CMD Committee’s request
•
The Company’s management normally provides the CMD Committee with information regarding the Company’s performance with respect to financial metrics and information regarding executives who participate in the Company’s various plans. Such data is usually focused on the executives’ historical pay and benefit levels, plan costs, context for how programs have changed over time and input regarding particular management issues that need to be addressed. In addition, management normally furnishes similar information to the CMD Committee’s independent compensation advisor

• Management provides input regarding the recommendations made by the CMD Committee’s independent advisors or the CMD Committee
• Management implements, communicates and administers the programs approved by the CMD Committee and reports back on any questions, concerns or issues
•
The CEO annually provides an evaluation of the performance of the Company and its NEOs. Based on these evaluations, the CEO provides the CMD Committee with recommendations regarding the pay for such executives for its consideration, input, and approval. The CMD Committee authorizes the CEO to establish the pay for the Company’s executives and other senior management based on terms consistent with those used to establish the pay of the NEOs. Members of management present at meetings when pay is discussed are excused from such discussions when the CMD Committee focuses on his or her individual pay

32 | Myers Industries, Inc.

Role of Independent Compensation Advisor	• The CMD Committee has the authority to retain independent advisors and compensation consultants to assist in carrying out its responsibilities
• The CMD Committee has engaged Semler Brossy as its independent compensation adviser since 2017
• Semler Brossy’s lead consultants report directly to the CMD Committee Chair, who approves Semler Brossy’s annual work plan
• The lead consultants interact directly with the CMD Committee on a regular basis and with management as needed to complete work requested by the CMD Committee
• Semler Brossy did not provide any other services to the Company during 2024 and received no compensation other than for services provided to the CMD Committee
• The work of Semler Brossy has not raised any conflicts of interest and Semler Brossy annually confirms its independence to the CMD Committee

Compensation Elements in 2024

Base Salary

Base salary provides a fixed element of compensation that competitively rewards our NEOs’ individual skills, competencies, experience and performance. Additionally, the base salaries provide our NEOs with income regardless of the Company’s stock price performance, which acts as a risk-balancing measure in that it helps to avoid incentives to create short-term stock price fluctuations. Furthermore, it helps mitigate elements beyond the control of the Company, like general economic and stock market conditions unrelated to Company performance.

The Company does not have written employment agreements specifying levels of base compensation for our NEOs. The Board and CMD Committee annually review the performance of the CEO and the CEO’s corporate goals and objectives and, in connection with this review, may approve a merit-based increase to the CEO’s base salary, as well as a market-based adjustment if determined to be appropriate based on competitive benchmark input from the CMD Committee’s independent compensation consultant.

For the other NEOs, base salary adjustments are recommended by the CEO to the CMD Committee, which evaluates such adjustments based on the Company’s performance, the individual NEO’s scope of work and performance, and competitive benchmarks provided by the independent consultant to the CMD Committee.

The base salaries established in the first calendar quarter of 2024 for all NEOs and the percentage increases from their 2023 base salaries are shown in the following table and reflect considerations consistent with the foregoing. The base salary for Mr. Basque reflects the amount established for calendar year 2024 and does not include a supplemental payment of $500,000 he received following the performance of his additional duties as Interim President and Chief Executive Officer. The CMD Committee, with input of its independent compensation consultant, determined that this one-time supplemental payment was appropriate additional compensation for undertaking this interim role until the appointment of a new President and Chief Executive Officer.

2024 NEO Base Salaries and Adjustments

Name	% Increase	Base Salary

Mike McGaugh	3.4%	$750,000
Dave Basque	5.0%	$374,126
Grant Fitz	3.0%	$494,400
Jeff Baker	3.0%	$397,127
Jim Gurnee	3.0%	$367,813

Short-Term Incentives

The Company’s annual incentive plan is a cash-based incentive plan in which our NEOs, along with certain other senior level employees, participate. The annual incentive plan was intended to reward management primarily for achieving targeted levels of adjusted EBITDA based on the Company’s 2024 financial plan.

2025 Proxy Statement | 33

Annual Bonus Metrics

For 2024 annual bonuses, as was the case for 2023 and 2022, performance and incentive compensation was measured by achievement of adjusted EBITDA targets consistent with the Company’s annual financial plan for 2024, as described further below in “Annual Bonus Performance – 2024 Objectives and Achievements.” Use of this objective financial measure was determined to be consistent with how our executive team managed key performance of the Company, and was intended to incentivize management to provide value to Company stakeholders.

Annual Bonus Performance – 2024 Objectives and Achievements

The CMD Committee annually approves a target bonus opportunity for each NEO established in the first quarter of each calendar year. Objective performance targets were established for achieving certain levels of adjusted EBITDA. As part of the annual bonus performance goal-setting process, the Board annually reviews and approves management’s business and financial plan for the Company, and the CMD Committee reviews the proposed performance goal, with minimum and maximum ranges intended to appropriately reward for results that exceed or fall short of target expectations. Bonuses can range from 0% to 200% of target, depending on actual performance, a practice determined to be consistent with the range of annual bonus opportunities of other peer companies.

Goals are intended to reward for growth and business performance, consistent with the Company’s strategy, and motivate management with additional compensation opportunities without encouraging excessive risk-taking. We reward our executives with higher levels of cash compensation for results that substantially exceed target results. Conversely, we pay relatively lower levels of cash compensation for results that fail to meet minimally acceptable performance expectations.

For 2024 we set a target payout of 100% based on a goal of 100% of the Company’s adjusted EBITDA plan, or $149.6 million, and a maximum payout of 200% based on a goal of approximately 140% of the Company’s adjusted EBITDA plan, or $209.5 million. To incentivize our team to continue to sustain a minimum level of earnings performance, we set a threshold payout of 50% for achieving approximately 80% of the Company’s adjusted EBITDA plan, or $119.6 million.

The table below shows the Company’s 2024 EBITDA targets and actual results, as adjusted for nonrecurring items approved by the CMD Committee, and the impact on our annual incentive plan payout percentage:

	Fiscal Year 2024 Goals and Payout
Performance Metric	Threshold (50%)	Target (100%)	Maximum (200%)	2024 Actual Results	2023 Actual Results	2024 Payout (% of target)
Adjusted EBITDA ($ in millions)	$119.6	$149.6	$209.5	$122.4	$97.3	0.0%

Although our adjusted EBITDA for 2024 was $122.4 million, slightly above the threshold, that does not include the effect of any incentive compensation expense, which would have caused the adjusted EBITDA to fall below the threshold. Based on the foregoing, no bonus was earned by our NEOs for calendar year 2024 as shown in the table below:

Name	Target Award (% of Base)	Objective Metric Achievement (% of Target)	Earned Award Amount
Mike McGaugh(1)	100%	0%	$0
Dave Basque	55%	0%	$0
Grant Fitz	100%	0%	$0
Jeff Baker	75%	0%	$0
Jim Gurnee(1)	55%	0%	$0

(1) Mr. McGaugh and Mr. Gurnee each became ineligible to receive a 2024 bonus upon their respective departures from the Company during 2024.

Long-Term Incentives

The Company’s long-term incentive plan was established to, among other things, encourage management to drive long-term shareholder value and to align management’s interests with shareholders’ interests, emphasizing the “act like owners” principle of the Company. The long-term incentive plan is intended to motivate and reward leaders for increasing shareholder value and returns. The Company believes the Company’s shareholders and employees are both best served by having our NEOs focused on and rewarded based on the achievement of longer-term results of the Company.

34 | Myers Industries, Inc.

2024 Long-Term Incentive Mix

To accomplish the foregoing goals, the CMD Committee has in recent years awarded our NEOs a mix of service-based and performance-based restricted stock units. The weighting of annual grants of long-term equity incentives in 2024 for our CEO and other NEOs was as follows:

•
60% Weighting: Long-term performance restricted stock units intended to reward our executives for achieving financial goals over a multi-year period. Our long-term performance restricted stock units vest at the end of three years based on achievement of pre-established financial metrics over three calendar years.
•
40% Weighting: Service-based restricted stock units help retain our key executives. Restricted stock units also align our executives with the total returns earned by our investors. Our service-based restricted stock unit grants vest ratably over three years, conditioned on continued employment at each vesting date, providing a strong executive retention device.

2024 Long-Term Incentive Target Opportunities

The target long-term incentive opportunity for each NEO is based on a percentage of their respective base salaries, as determined annually by the CMD Committee with input from management and the CMD Committee’s independent compensation consultant (with reference to the benchmarking analysis review). The target total long-term incentive opportunities for our NEOs in 2024 were as follows:

Name	Base Salary	Target Award (% of Base)	Target Award Amount
Mike McGaugh	$750,000	320%	$2,400,000
Dave Basque	$374,126	70%	$261,888
Grant Fitz	$494,400	100%	$494,400
Jeff Baker	$397,127	100%	$397,127
Jim Gurnee	$367,813	55%	$202,297

Mr. Basque’s target long-term incentive opportunity was based on his base salary in effect for 2024 and was not adjusted for the $500,000 supplemental payment he received in connection with his additional duties as the Company’s interim President and Chief Executive Officer at the completion of those duties.

Long-Term Incentive Performance Metrics

Beginning in 2021, the performance metric used in our performance-based long-term incentive awards was based on achievement of target levels of three-year cumulative adjusted EBITDA, subject to a modifier based on the Company’s relative total shareholder return over a three-year performance period (“rTSR”). The rTSR modifier is based on the Company’s three-year TSR performance relative to companies in the S&P 600 Materials and in the S&P 600 Industrials industry sectors, and is used only to either increase by 25% the percentage payout based on EBITDA performance if the Company’s rTSR is at or above the 75th percentile of the companies in those sectors over the performance period, or to decrease by 25% the percentage payout based on EBITDA performance if the Company’s rTSR is below the 25th percentile of the companies in those sectors over the performance period. If the Company’s rTSR is at or above the 25th percentile but does not reach the 75th percentile, there is no adjustment to the payout otherwise determined by cumulative adjusted EBIDTA performance. The Committee used this structure for the long-term incentive performance awards granted to our NEOs in 2021, 2022 and 2023.

For 2024, the CMD Committee determined to (i) replace the three-year cumulative adjusted EBITDA metric with three-year cumulative adjusted EPS, and (ii) retain the rTSR modifier. The use of three-year target levels of cumulative adjusted EPS and the rTSR modifier were determined by the CMD Committee with input from the Committee’s independent compensation consultant and management. The change from cumulative adjusted EBITDA targets to cumulative adjusted EPS targets was made to better align with the Company’s strategy, drive consistent performance over time toward achieving objective financial metrics with strong alignment with shareholder value, and to more effectively correlate this performance to compensation. The target level of three-year cumulative adjusted EPS for a payout of 100% was based on the Company’s 3-year plan, the threshold level (50% payout) was based on approximately 80% of the target amount, and the maximum level (200% payout) was based on approximately 120% of the target amount. The threshold, target, and maximum target amounts of cumulative adjusted EPS will be disclosed in our 2027 proxy statement after completion of the 2024-2026 performance period.

2025 Proxy Statement | 35

2022-2024 Long-Term Incentive Performance Awards – Objectives and Achievements

As noted above, from 2021 through 2023, the CMD Committee determined to base our performance-based long-term incentives on achievement of target levels of three-year cumulative adjusted EBITDA, subject to a modifier based on the Company’s three-year rTSR. The three-year target levels of cumulative adjusted EBITDA and the manner of application of the rTSR modifier for our 2022-2024 performance-based long-term incentive awards were established with input from management and the CMD Committee’s independent compensation consultant. Additionally, these metrics were used by management to assess the operating performance of the business over the three-year performance period. For the three-year performance period from 2022 through 2024, the Company achieved the cumulative EBITDA result, as adjusted to reflect certain nonrecurring items approved by the CMD Committee, reflected in the following table. The target level of three-year cumulative adjusted EBITDA for a payout of 100% was based on the Company’s 3-year plan, the threshold level (50% payout) was based on approximately 90% of the target amount, and the maximum level (200% payout) was based on approximately 120% of the target amount. The Company’s rTSR for the period was below the 25th percentile of the combined index groups, which resulted in a 25% in the percentage payout otherwise determined based on the Company's adjusted cumulative EBITDA for the performance period. The cumulative adjusted EBITDA goals, actual performance, initial payout percentage, and adjusted payout percentage, for our 2022-2024 performance-based long-term incentive awards are set forth below ($ in millions):

	2022-2024 Goals and Payout
Metric	Threshold (50%)	Target (100%)	Max (200%)	Actual	Payout %
Cumulative Adjusted EBITDA (in millions)	$313.0	$343.0	$403.0	$328.7	76.2%
Myers rTSR Percentile					16.1%
rTSR Adjustment					(25.0)%
Adjusted Payout					57.2%

Based on the foregoing, our NEOs' target PSUs and the percentage of shares vested with respect to the 2022-2024 long-term incentive performance awards was as follows:

	Number of PSUs/Shares
Name	Target (100%) PSUs	Shares as Settled
Mike McGaugh(1)	84,723	57.2%
Dave Basque	7,523	57.2%
Grant Fitz(2)	0	0.0%
Jeff Baker	9,218	57.2%
Jim Gurnee(1)	7,388	57.2%

(1) Mr. McGaugh's and Mr. Gurnee's rights to each of their 2022-24 PSUs vested upon their respective departures from the Company, but the awards remained subject to settlement based on actual performance.

(2) Mr. Fitz became Executive Vice President and Chief Financial Officer on May 8, 2023, so he did not receive a 2022-24 PSU award.

Other Compensation Policies and Practices

Senior Officer Severance Plan

In 2020, the CMD Committee first recommended and the Board approved adoption of a Senior Officer Severance Plan (“Severance Plan”) to provide certain severance benefits for senior officers determined to be eligible to participate in the Severance Plan, including severance benefits in the event of certain terminations of employment, including in connection with a change in control of the Company. The Severance Plan is in lieu of any executive employment, severance, or change in control agreements and provides consistency in the levels of termination benefits available to our most senior officers as determined by the CMD Committee from time to time to be eligible for participation in the Severance Plan. For a summary of the benefits available to our NEOs in 2024 under the Severance Plan as amended, see the description under Severance Arrangements upon Termination Including Change in Control in this Proxy Statement.

36 | Myers Industries, Inc.

Other Benefits

NEOs participate in broad-based benefit plans that are available to other employees. These benefits are not tied to individual or Company performance, which is the same approach used for other employees. Moreover, changes to executives’ benefits reflect the changes to the benefits of other employees.

The Company’s NEOs participate in the following broad-based benefit plans that provide basic health, life, and income security:

•
The Company maintains qualified and nonqualified retirement programs in which our NEOs are eligible to participate. NEOs participate in our qualified retirement plan, a tax-qualified 401(k) plan under which all participants are eligible to receive matching contributions from the Company on the same terms as all other employees. The Company matching contribution is 100% of the first 3% contributed by a participant plus 50% of the next 2% contributed, for a total of up to 4% match on a participant’s compensation up to federal limits.
•
Each of our NEOs is eligible to participate in our Executive Nonqualified Excess Plan (“Nonqualified Deferred Compensation Plan”), which is a nonqualified retirement savings plan that allows for deferrals above the IRS limits on qualified plans. This plan is intended to restore compensation benefits that would have been earned under the tax-qualified 401(k) plan but for certain limitations imposed by the federal tax laws. Participating officers are at all times 100% vested in their voluntary deferrals. The Company may also provide matching or discretionary credits to the accounts of eligible officers, as determined by the Company in its sole discretion. The CMD Committee believes that maintaining this Nonqualified Deferred Compensation Plan helps to maintain the competitiveness of our entire executive retirement benefits.
•
NEOs also participate in broad-based benefit plans that are available to all employees, including health insurance and life and disability insurance.

The Company provided no perquisites to our NEOs other than reimbursement of annual executive physicals and, with respect to Mr. Fitz, a temporary housing reimbursement for the first 12 months after his start date in 2023.

Clawback Policy

The Company maintains a Clawback Policy, as required by Section 303A.14 of the NYSE Listed Company Manual, that provides for the recovery of “erroneously awarded” incentive based compensation if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the CMD Committee and applies to current and former executive officers as described in the Clawback Policy.

Stock Ownership Guidelines

A key objective of our compensation program generally and our long-term equity-based incentives particularly is to encourage stock ownership by Company insiders. We have maintained Stock Ownership Guidelines since 2010 under which our NEOs and non-employee directors are expected to hold specified amounts of our common stock, as follows:

•
CEO: 5X annual base salary
•
CFO: 3X annual base salary
•
Vice Presidents and Presidents of Business Units: 1X annual base salary
•
Non-Employee Directors: 5X annual cash Board retainer

NEOs and non-employee directors have five years to attain the ownership requirement after becoming subject to the guidelines. In determining stock ownership for purposes of our ownership guidelines, shares owned outright, including shares owned jointly with a spouse or separately by a spouse and/or children that live in the NEO’s household, vested and unvested time-based restricted stock and stock unit awards, vested stock options, and non-employee director deferred stock units, are counted (although none of our NEOs had vested stock options at December 31, 2024). As of December 31, 2024, none of the Company’s CEO, CFO, or other NEOs had been in their positions for five years, but Mr. McGaugh was in compliance with his ownership requirement at the time of his departure on September 9, 2024, Mr. Gurnee was on track for compliance with his ownership requirement at the time of his departure on September 30, 2024, and Mr. Baker and Mr. Basque each were in compliance with their ownership requirements as of December 31, 2024.

2025 Proxy Statement | 37

Risk Assessment of Compensation Practices

In the design and approval of the Company’s executive compensation program, the CMD Committee considers risks that may be inherent in the program but has designed the program to guard against excessive risk taking. The following are some features of the compensation program that are designed to help the Company manage compensation-related risk:

•
Using a variety of vehicles for providing compensation, including salary, bonus, and equity-based compensation, comprised of cash and equity based incentives with different vesting periods, which act to focus executives on specific objectives under the Company’s business plan while creating alignment with shareholders
•
Providing a mixture of fixed and variable, annual and long-term, and cash and equity compensation to encourage behavior and actions that are in the long-term interests of the Company and our shareholders
•
Placing an emphasis on performance-based awards more than service-based awards to further align the interests of our employees with those of our shareholders
•
Establishing, and reviewing on an annual basis, base salaries to be consistent with an employee’s responsibilities
•
Diversifying incentive-based risk by using differing performance measures, including Company financial performance
•
Determining and awarding incentive award grants based on a review of multiple indicators of performance that diversify the risk associated with any single indicator of performance

As a result, the CMD Committee believes that the design of the Company’s compensation program does not encourage employees to take unnecessary or excessive risks that could harm the Company’s long-term value.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally places an annual limit of $1 million on the amount of compensation paid to certain “covered employees” (which include NEOs) that may be deducted by the Company. The CMD Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding executive compensation. Even though some compensation awards may result in non-deductible compensation expenses, the CMD Committee intends to maintain strong pay-for-performance alignment of executive compensation arrangements.

Compensation and Management Development Committee Interlocks and Insider Participation

At the end of fiscal year 2024, the following directors were members of the CMD Committee: Ronald DeFeo (Chair), Jeffrey Kramer, F. Jack Liebau, Jr., and Bruce M. Lisman. None of the CMD Committee members have at any time been an officer or employee of the Company. In the past fiscal year, none of our NEOs have served as a member of the board of directors or compensation committee of any entity that has one or more NEOs serving on the Company’s Board or CMD Committee.

Compensation and Management Development Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The CMD Committee, in the performance of its duties and responsibilities, has reviewed and discussed with management the information provided under the section titled “Compensation Discussion and Analysis.” Based on discussions with management and our review of the “Compensation Discussion and Analysis” disclosure, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The foregoing report has been furnished by the current members of the CMD Committee, being:

Ronald DeFeo (Chair), Jeffrey Kramer, F. Jack Liebau, Jr. (Board Chair), and Bruce M. Lisman.

38 | Myers Industries, Inc.

Summary of Cash and Certain Other Compensation

The following table summarizes the compensation paid by us to our named executive officers, as determined in accordance with SEC rules, for the years ended December 31, 2024, 2023, and 2022.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
David Basque(4)	2024	$491,738		$253,190		$—		$533,918	$1,278,846
Vice President
Special Projects
Michael McGaugh	2024	$581,707		$2,309,156		$—		$1,321,182	$4,212,044
Former President and Chief	2023	$721,809	—	$2,321,216	—	$549,550	—	$227,785	$3,820,360
Executive Officer	2022	$691,539	—	$2,159,307	—	$1,033,900	—	$67,339	$3,952,085
Grant Fitz	2024	$491,631		$570,830		$—		$24,949	$1,087,410
Executive Vice	2023	$604,615	—	$1,002,857	—	$237,244	—	$15,548	$1,860,264
President and Chief
Financial Officer
Jeff Baker	2024	$394,903		$366,833		$—		$45,729	$807,464
President, Distribution	2023	$380,606	—	$368,342	—	$219,136	—	$33,434	$1,001,518
	2022	$355,462	—	$288,825	—	$342,738	—	$28,533	$1,015,557
Jim Gurnee	2024	$290,808		$237,831		$—		$407,301	$935,939
Former Vice President, Sales	2023	$347,961	—	$227,702	—	$146,128	—	$18,998	$740,790
and Commercial Excellence	2022	$325,154	—	$231,485	—	$265,638	—	$17,697	$839,974

(1)
Amounts shown do not reflect compensation actually received by the executive officers. Instead, the amounts shown are reported at grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, Compensation — Stock Compensation (referred to herein as “FASB ASC Topic 718”). The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. The amounts set forth in this column for 2024 include the grant date fair value of performance stock unit awards. The value of the annual performance stock unit awards granted in fiscal year 2024 if the target level of performance is achieved was: Mr. McGaugh – $1,268,348, Mr. Basque – $144,158, Mr. Fitz – $313,535, Mr. Baker – $201,482, and Mr. Gurnee $130,633. The value of the annual performance stock unit awards granted in fiscal year 2024 if the maximum performance target is achieved was: Mr. McGaugh – $3,170,870, Mr. Basque – $360,395, Mr. Fitz – $783,838, Mr. Baker – $503,705 and Mr. Gurnee – $326,583.
(2)
Amounts in this column for 2024 include the grant date fair value of restricted stock unit awards. Information regarding the restricted stock unit awards granted to our NEOs is set forth in the Grants of Plan Based Awards Table for each respective year. The Grants of Plan Based Awards Table also sets forth the grant date fair value in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to our Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.
(3)
Amounts in this column represent annual incentive bonuses that were earned during the calendar year indicated and paid in the first quarter of the following year. No bonuses were earned by any NEO with respect to 2024. In addition, Mr. McGaugh and Mr. Gurnee each became ineligible to receive a 2024 bonus upon their respective departures from the Company in 2024.
(4)
Mr. Basque served as Interim President and Chief Executive Officer from September 9, 2024 through December 31, 2024.

2025 Proxy Statement | 39

(5)
The amounts set forth in this column include: (i) Company contributions under our 401(k) plan and Nonqualified Deferred Compensation Plan; (ii) executive physicals; (iii) dividends upon vesting of restricted stock awards; (iv) rent for temporary housing; and (v) for Mr. Basque in 2024, supplemental compensation for his service as Interim President and CEO from September 9, 2024 through December 31, 2024. These benefits are valued based on the incremental costs to the Company and are listed in the following table:

	2024	2023	2022
Mr. Basque
Contributions	$13,800
Executive physical	—
Dividends	20,118
Supplemental Compensation as Interim CEO	500,000
	$533,918
Mr. McGaugh
Severance	$1,125,000	—	—
Contributions	13,800	$70,183	$50,340
Executive physical	4,000	3,465	—
Dividends	178,382	154,137	16,999
	$1,321,182	$227,785	$67,339
Mr. Fitz
Contributions	$13,800	—
Executive physical	4,287	—
Temporary Housing	—	$15,548
Dividends	7,480
	$25,567	$15,548
Mr. Baker
Contributions	$24,562	$28,934	$20,426
Executive physical	—	1,882	2,206
Dividends	21,167	2,618	5,901
	$45,729	$33,434	$28,533
Mr. Gurnee
Severance	$367,813
Contributions	13,800	$13,200	$12,200
Executive Physical	—	3,569	—
Dividends	25,688	2,229	5,497
	$407,301	$18,998	$17,697

40 | Myers Industries, Inc.

Grants of Plan Based Awards

The following table contains information concerning the grants of plan based awards to the NEOs in 2024 under the 2021 Plan, the 2024 Plan, and the annual incentive plan. The actual value and gains, if any, on an option exercise are dependent upon the future performance of our common stock and overall market conditions, although no options were granted to any NEO in 2024. The outstanding and unvested portion of stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal 2024 Year-End” table below.

Grants of Plan Based Awards During Fiscal Year 2024

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units(3) (#)	Options (#)	Awards ($/Sh)	Award(4) ($)
Dave Basque	3/8/2024		164,680	329,359
	5/9/2025					8,117	20,293				144,158
	3/7/2024							5,411			109,032
Michael McGaugh	3/8/2024		750,000	1,500,000
	5/9/2025					77,480	193,700				1,268,348
	3/7/2024							51,653			1,040,808
Grant Fitz	3/8/2024		494,400	988,800
	5/9/2025					19,153	47,883				313,535
	3/7/2024							12,769			257,295
Jeff Baker	3/8/2024		297,845	595,691
	5/9/2025					12,308	30,770				201,482
	3/7/2024							8,206			165,351
Jim Gurnee	3/8/2024		202,297	404,594
	5/9/2025					7,980	19,950				130,633
	3/7/2024							5,320			107,198

(1)
Represents future payouts for annual cash bonuses. Actual payout amounts were based on results of our adjusted EBITDA for 2024, which fell below the threshold level, so no bonuses were paid to our NEOs with respect to 2024. In addition, Mr. McGaugh and Mr. Gurnee each became ineligible to receive a 2024 bonus upon their respective departures from the Company in 2024. Annual incentive bonuses with respect to prior calendar years are reflected under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)
Represents awards of performance stock units subject to vesting on March 16, 2027 with payout based on our cumulative adjusted EBITDA over a three-year performance period for the performance period of 2024-2026 and a modifier based on our relative TSR performance over a three-year performance period ending on March 15, 2027. The number of each NEO's performance stock units, granted at the target levels of value for these awards, was determined using the average closing price of our common stock for the period of 20 trading days ending the day before March 7, 2024, which was $19.36 per share, but the grant of those awards on May 9, 2024 was conditioned on (i) approval by shareholders of the 2024 LTI Plan at the 2024 annual meeting of shareholders, (ii) filing of the Company's earnings release and related Form 10-Q for the first quarterly period of 2024, and (iii) filing of a registration statement with regard to the shares to be authorized for issuance under the 2024 LTI Plan, if approved by shareholders. The grant date fair value of such awards was calculated in accordance with FASB ASC Topic 718 based on the grant date fair value of $16.37 per share for all NEOs other than Mr. Basque; the grant date fair value for Mr. Basque's award was $17.76 per share.
(3)
Represents awards of restricted stock units subject to ratable vesting in three annual installments on March 16 of each of the first three years after the grant date (however, Mr. McGaugh's awards were forfeited upon his departure from the Company on September 9, 2024). The grant date fair value of such awards was calculated in accordance with FASB ASC Topic 718 based on the grant date fair value of $20.15 per share. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. The number of restricted stock units granted for each these awards was determined using the average closing price of our common stock for the period of 20 trading days ending the day before the grant date, which was $19.36 per share.
(4)
Represents payout at target based on the grant date fair value of such awards in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

2025 Proxy Statement | 41

Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by the NEOs at the end of fiscal year 2024 that have not been exercised, forfeited, or vested. Certain of the awards identified in the table below are also reported in the “Grants of Plan Based Awards During Fiscal Year 2024” table above.

Outstanding Equity Awards at Fiscal 2024 Year-End

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
David Basque						1,672(2)	18,459	7,523(6)	83,054
						3,209(3)	35,427	7,220(7)	79,709
						5,411(4)	59,737	8,117(8)	89,612
Michael McGaugh(10)								84,723(6)	935,342
								86,915(7)	959,542
								77,480(8)	855,379
Grant Fitz						27,703(5)	305,841	15,111(9)	166,825
						12,769(4)	140,970	19,153(8)	211,449

Jeff Baker						2,048(2)	22,610	9,218(6)	101,767
						4,957(3)	54,725	11,154(7)	123,140
						8,206(4)	90,594	12,308(8)	135,880
Jim Gurnee(11)								7,388(6)	81,564
								6,895(7)	76,121
								7,980(8)	88,099

(1)
Calculated by multiplying $11.04, the closing market price of our common stock on December 31, 2024, by the number of unvested restricted stock units and unvested performance stock units at target payout.
(2)
Represents unvested service based restricted stock units granted on March 15, 2022 which are subject to vesting as the last of three equal installments on March 16, 2025.
(3)
Represents unvested service based restricted units granted on March 6, 2023 which are subject to vesting in two remaining equal installments on March 16 in 2024 and 2025.
(4)
Represents unvested service based restricted units granted on March 7, 2024 which are subject to vesting in three equal installments on March 16 in 2024, 2025, and 2026.
(5)
Represents unvested service based restricted units granted on May 15, 2023 which are subject to vesting in two equal installments on May 15 in 2025 and 2026.
(6)
Represents unvested performance based restricted stock units granted on March 15, 2022 which are subject to settlement based on applicable performance conditions for the three-year performance period 2022-2024. The units shown indicate the number of shares that would be paid out if performance is achieved at target.
(7)
Represents unvested performance based restricted stock units granted on March 6, 2023 which are subject to settlement based on applicable performance conditions for the three-year performance period 2023-2025. The units shown indicate the number of shares that would be paid out if performance is achieved at target.
(8)
Represents unvested performance based restricted stock units granted on May 9, 2024 which are subject to settlement based on applicable performance conditions for the three-year performance period 2024-2026. The units shown indicate the number of shares that would be paid out if performance is achieved at target.
(9)
Represents unvested performance based restricted stock units granted on May 15, 2023 which are subject to settlement based on applicable performance conditions for the three-year performance period 2023-2025. The units shown indicate the number of shares that would be paid out if performance is achieved at target.
(10)
All unvested service based restricted stock unit awards previously granted to Mr. McGaugh were forfeited upon his departure from the Company on September 9, 2024. All performance based restricted stock units vested, but remained subject to later settlement based on actual performance for each respective performance period.
(11)
All unvested service based restricted stock unit awards previously granted to Mr. Gurnee were vested upon his departure from the Company on September 30, 2024 because he was retirement eligible. All performance based restricted stock units vested, but remained subject to later settlement based on actual performance for each respective performance period.

42 | Myers Industries, Inc.

Option Exercises and Stock Vested for Fiscal Year End 2024

The following table shows the options that were exercised and the restricted stock grants that vested for the NEOs during fiscal year 2024.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

David Basque	—	—	12,965	270,191
Michael McGaugh	—	—	110,481	2,302,424
Grant Fitz	—	—	13,851	232,281
Jeff Baker	—	—	14,217	296,282
Jim Gurnee	—	—	21,844	384,839

Nonqualified Deferred Compensation

The following table shows the contributions, earnings, and balances of the NEOs in our Nonqualified Deferred Compensation Plan with respect to fiscal year 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Dave Basque	—	—	—	—	—
Michael McGaugh	81,542	—	121,990	—	667,007
Grant Fitz	—	—	—	—	—
Jeff Baker	179,258	10,762	101,592	—	833,472
Jim Gurnee	—	—	—	—	—

(1)
Contributions by the Company in 2025 with respect to fiscal year 2024 under the Nonqualified Deferred Compensation Plan.
(2)
Earnings in this column represent estimated earnings on the Nonqualified Deferred Compensation Plan, which are based upon participant-directed investment allocations. These amounts are not included in the Summary Compensation Table because they do not constitute above market interest or preferential earnings.

2025 Proxy Statement | 43

Severance Arrangements upon Termination Including Change in Control

The following table summarizes severance benefits available to certain of our NEOs who are eligible to participate in the Company’s Severance Plan if certain terminations of employment occurred in 2024.

Event Triggering Payment or Provision of Benefits	Benefit	Michael McGaugh	Dave Basque Grant Fitz Jeff Baker Jim Gurnee
Termination without cause or for good reason	Severance Payment	Amount equal to 1.5 times current annual base salary (or highest base salary during prior year) paid in lump sum within 30 days	Amount equal to 1 times current annual base salary (or highest base salary during prior year) paid in lump sum within 30 days
	LTI Awards	Outstanding unvested restricted stock awards are forfeited and performance stock unit awards fully vest subject to settlement based on actual performance	Outstanding unvested restricted stock awards are forfeited and performance stock unit awards fully vest subject to settlement based on actual performance
	Certain Benefits and Perquisites	Health coverage, long term disability protection, life insurance protection, and outplacement services for one year	Health coverage, long term disability protection, life insurance protection, and outplacement services for one year
Termination without cause or for good reason in connection with a change in control	Severance Payment	Amount equal to 2.5 times the sum of (A) current annual base salary (or highest base salary during prior year), and (B) target annual bonus, paid in a lump sum within 30 days	Amount equal to 1.5 times the sum of (A) current annual base salary (or highest base salary during prior year), and (B) target annual bonus, paid in a lump sum within 30 days
	Annual Bonus for Year of Termination	Amount equal to the pro-rata portion of the current year target annual bonus paid within 30 days	Amount equal to the pro-rata portion of the current year target annual bonus paid within 30 days
	LTI Awards	Outstanding unvested restricted stock awards fully vest and performance stock unit awards fully vest at target	Outstanding unvested restricted stock awards fully vest and performance stock unit awards fully vest at target
	Certain Benefits and Perquisites	Health coverage for 18 months; long term disability protection and life insurance protection for 2 years, and outplacement services for one year	Health coverage for 18 months; long term disability protection and life insurance protection for 2 years, and outplacement services for one year
Termination by reason of death or disability	Cash Payment	Base salary and annual bonus accrued and unpaid to the date of death or disability	Base salary and annual bonus accrued and unpaid to the date of death or disability
	LTI Awards	Outstanding unvested restricted stock awards fully vest and performance stock unit awards vest on a pro rata basis at target performance	Outstanding unvested restricted stock awards fully vest and performance stock unit awards vest on a prorated basis at target performance
	Certain Benefits and Perquisites	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan
Termination by reason of retirement	Cash Payment	Not eligible for retirement	Base salary accrued and unpaid to the date of retirement
	LTI Awards	Not eligible for retirement	Outstanding unvested restricted stock awards fully vest and performance stock unit awards fully vest subject to settlement based on actual performance
	Certain Benefits and Perquisites	Not eligible for retirement	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan
Termination with cause or voluntary resignation	Other Terms	Compensation earned but not yet paid on the date of termination	Compensation earned but not yet paid on the date of termination

44 | Myers Industries, Inc.

Summary of Potential Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that each of our NEOs would have received if he or she had terminated employment on December 31, 2024, under the circumstances shown.

Name	Termination for Cause or Voluntary Resignation	Termination without Cause or for Good Reason	Retirement(1)	Death	Disability(2)	Termination without Cause or Resignation for Good Reason in connection with a Change of Control
Dave Basque
Cash Severance	—	$225,000	—	$150,000	$5,769	$581,250
Bonus Severance	—	$—	—	$82,500	$82,500	$82,500
Other Benefits	—	$34,117	—	$13,675	$13,675	$43,072
Equity Acceleration(3)	—	$273,656	—	$282,667	$282,667	$394,987
Total	—	$532,773	—	$528,842	$384,611	$1,101,809
Michael McGaugh
Cash Severance	—	$1,125,000	—	$—	$—	$—
Bonus Severance	—	$—	—	$—	$—	$—
Other Benefits	—	$51,736	—	$—	$—	$—
Equity Acceleration(4)	—	$3,629,824	—	$—	$—	$—
Total	—	$4,806,559	—	$—	$—	$—
Grant Fitz
Cash Severance	—	$494,400	—	$494,400	$19,015	$1,483,200
Bonus Severance	—	—	—	$494,400	$494,400	$494,400
Other Benefits	—	$54,688	—	$44,532	$44,532	$76,059
Equity Acceleration(3)	—	$400,311		$638,628	$638,628	$878,473
Total	—	$949,399		$1,671,960	$1,196,575	$2,932,132
Jeff Baker
Cash Severance	—	$397,127	—	$397,127	$15,274	$1,042,458
Bonus Severance	—	$—	—	$297,845	$297,845	$297,845
Other Benefits	—	$52,764	—	$41,647	$41,647	$73,015
Equity Acceleration(3)	—	$390,001	—	$399,732	$399,732	$568,980
Total	—	$839,893	—	$1,136,350	$754,498	$1,982,299
Jim Gurnee
Cash Severance	—	$367,813	—	$—	$—	$—
Bonus Severance	—	$—	—	$—	$—	$—
Other Benefits	—	$43,645	—	$—	$—	$—
Equity Acceleration(5)	—	$474,456	—	$—	$—	$—
Total	—	$885,914	—	$—	$—	$—

(1)
No NEO was eligible for retirement benefits as of December 31, 2024.
(2)
Values for these amounts are based on an assumption of total disability at December 31, 2024.
(3)
Values for these amounts are based on the closing price of our common stock on December 31, 2024 of $11.04. Values for the amount of equity acceleration with respect to performance stock units assume vesting at target, although settlement of such performance stock units is subject to actual performance for the respective performance periods.

2025 Proxy Statement | 45

(4)
Values reflect amounts actually received by Mr. McGaugh upon his departure from the Company on September 9, 2024. Values for the amounts of equity acceleration are based on the closing price of our common stock of $13.61 on September 9, 2024. Values for the amount of equity acceleration with respect to performance stock units assume vesting at target, although settlement of such performance stock units will be determined based on actual performance for the respective performance periods.
(5)
Values reflect amounts actually received by Mr. Gurnee upon his departure from the Company on September 30, 2024. Values for the amounts of equity acceleration are based on the closing price of our common stock of $13.82 on September 30, 2024. Values for the amount of equity acceleration with respect to performance stock units assume vesting at target, although settlement of such performance stock units will be determined based on actual performance for the respective performance periods.

46 | Myers Industries, Inc.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) for our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how we align executive compensation with performance, refer to “Executive Compensation and Related Information – Compensation Discussion and Analysis.”

	Summary						Average Summary	Average	Value of Initial Fixed $100 Investment Based on:
Year (a)	Compensation Table Total for First PEO(1) (b)	Compensation Actually Paid to First PEO(2) (c)	Summary Compensation Table Total for Second PEO(3) (d)	Compensation Actually Paid to Second PEO(4) (e)	Summary Compensation Table Total for Third PEO(5) (f)	Compensation Actually Paid to Third PEO(6) (g)	Compensation Table Total for Non-PEO NEOs(7) (h)	Compensation Actually Paid to Non-PEO NEOs(8) (i)	Total Shareholder Return (TSR)(9) (j)	Peer Group 1 TSR(10) (k)	Peer Group 2 TSR(10) (k)	Net Income (millions)(11) (l)	Adjusted EBITDA (millions)(12) (m)

2024	$4,212,044	$(862,208)	$1,278,846	$859,183	$—	$—	$943,810	$341,797	$77.41	$165.34	$197.28	$7.2	$122.2
2023	$3,820,360	$904,036	$—	$—	$—	$—	$1,016,764	$682,786	$132.11	$163.68	$168.39	$48.9	$97.3
2022	$3,892,778	$7,338,779	$—	$—	$—	$—	$797,339	$951,584	$145.93	$136.42	$127.72	$60.3	$109.2
2021	$2,693,823	$2,968,343	$—	$—	$—	$—	$750,142	$409,365	$127.98	$145.27	$140.98	$33.5	$72.4
2020	$2,017,024	$2,624,286	$—	$—	$1,048,702	$1,369,766	$845,446	$801,284	$129.44	$122.68	$111.97	$36.8	$66.4

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. McGaugh, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation and Related Information – Executive Compensation Tables – Summary Compensation Table.”
(2)
The dollar amounts reported in column (c) represent the amount of CAP for Mr. McGaugh, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. McGaugh during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. McGaugh’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for First PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to First PEO
2024	$4,212,044	$2,309,156	$(2,765,096)	$(862,208)
2023	$3,820,360	$2,321,216	$(595,108)	$904,036
2022	$3,892,778	$2,100,001	$5,546,001	$7,338,779
2021	$2,693,823	$1,419,006	$1,693,526	$2,968,343
2020	$2,017,024	$1,249,999	$1,857,261	$2,624,286

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

2025 Proxy Statement | 47

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$—	$(2,379,687)	—	$178,789	$(520,027)	$(44,172)	$(2,765,096)
2023	$1,430,021	$(1,961,566)	—	$(188,128)	—	$124,565	$(595,108)
2022	$3,626,614	$1,729,636	—	$(49,030)	—	$238,780	$5,546,001
2021	$1,382,320	$202,340	—	$17,292	—	$91,574	$1,693,526
2020	$1,814,792	—	—	—	—	$42,468	$1,857,261

(3)
Amount reported in column (d) is the amount of total compensation reported for Dave Basque, who served as our interim Chief Executive Officer for a portion of 2024, included in the “Total” column of the Summary Compensation Table for 2024.
(4)
Amount reported in column (e) represents the CAP for Mr. Basque in 2024, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Basque during 2024. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine the CAP for 2024:

Year	Reported Summary Compensation Table Total for Second PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to Second PEO
2024	$1,278,846	$253,190	$(166,473)	$859,183

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$54,231	$(245,552)	—	$20,798	—	$4,049	$(166,473)

(5)
Amount reported in column (f) is the amount of total compensation reported for Andrean Horton, who served as our interim Chief Executive Officer for a portion of 2020, included in the “Total” column of the Summary Compensation Table for 2020.

48 | Myers Industries, Inc.

(6)
Amount reported in column (g) represents the CAP for Ms. Horton in 2020, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Horton during 2020. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine the CAP for 2020:

Year	Reported Summary Compensation Table Total for Third PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to Third PEO
2020	$1,048,702	$389,993	$711,057	$1,369,766
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2020	$566,205	$138,935	—	$(17,261)	—	$23,178	$711,057
(7)
Amounts reported in column (h) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non–CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Grant Fitz, Jeff Baker, and Jim Gurnee; (ii) for 2023, Grant Fitz, Monica Vinay, Jeff Baker, and Jim Gurnee; (iii) for 2022, Sonal Robinson, Monica Vinay, Jeff Baker, Jim Gurnee, and Paul Johnson; (iv) for 2021, Sonal Robinson, Dan Hoehn, Andrean Horton, and Tom Harmon; and (v) for 2020, Kevin Brackman, Dan Hoehn, and Tom Harmon.
(8)
Amounts reported in column (i) represent the average amount of CAP to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$943,810	$391,831	$(210,183)	$341,797
2023	$1,016,764	$457,533	$123,555	$682,786
2022	$797,339	$183,967	$338,212	$951,584
2021	$750,142	$296,973	$(43,804)	$409,365
2020	$845,446	$263,333	$219,171	$801,284

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$70,074	$(304,942)	$22,395	$(7,053)	$—	$9,343	$(210,183)
2023	$328,872	$(97,458)	$—	$(8,998)	$(107,885)	$9,023	$123,555
2022	$294,838	$108,664	$—	$(2,750)	$(76,160)	$13,620	$338,212
2021	$136,391	$4,108	$—	$4,682	$(189,492)	$507	$(43,804)
2020	$192,886	$51,231	$49,913	$(23,265)	$(61,129)	$9,536	$219,171

(9)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

2025 Proxy Statement | 49

(10)
Represents the TSR from the following two peer groups, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated: (1) S&P 600 Materials (Sector), and (2) S&P 600 Industrials (Sector). The blended weighted TSR of these two peer groups is currently used by the Company to determine the Company’s relative TSR performance for purposes of applying a potential positive or negative modifier in connection with the settlement of the Company’s long-term performance-based incentive awards, as described under “Executive Compensation and Related Information – Compensation Discussion and Analysis – 2023 Long-Term Incentives.” Information regarding the TSR of the S&P 600 Materials (Sector) is included in the five year cumulative total return chart included in the Company’s 2023 Annual Report on Form 10-K.
(11)
Amounts represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(12)
Adjusted EBITDA is defined as net income plus depreciation and amortization, interest expense (net), income tax provision, and restructuring or other unusual charges. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in “Executive Compensation and Related Information – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects an objective pay-for-performance philosophy. The metrics that the Company uses for both our short-term and long-term incentive awards are selected based on an overall objective of providing incentives to our named executive officers to increase the value of our enterprise for our shareholders. In addition to Adjusted EBITDA, which is the sole financial performance metric currently used in our short-term incentive plan, and relative TSR, which is included as a modifier to our Adjusted EPS performance in the current design of our long-term incentive plan, the most important financial performance measures used by the Company to measure and internally manage our performance and to align the executive compensation actually paid to our NEOs with the Company’s performance are as follows:

•
Sales
•
Adjusted EBITDA Margin (Percentage of Sales)
•
Earnings per share (EPS)

50 | Myers Industries, Inc.

Analysis of Information Presented in Pay versus Performance Table

As described in greater detail in “Executive Compensation and Related Information – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a strong pay-for-performance philosophy with an emphasis on variable, performance-based compensation. While the Company uses several objective metrics to align executive compensation with our financial performance, we do not specifically align such metrics with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following tables to reflect the relationships between certain of the information presented in the Pay versus Performance table and CAP. The CAP vs. TSR table includes TSR information from the following two peer groups, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated: (1) S&P 600 Materials (Sector), and (2) S&P 600 Industrials (Sector). The TSR information from the S&P 600 Industrials (Sector) is included as supplemental information. The blended weighted TSR of these two peer groups is currently used by the Company to determine the Company’s relative TSR performance for purposes of applying a potential positive or negative modifier in connection with the settlement of the Company’s long-term performance-based incentive awards, as described under “Executive Compensation and Related Information – Compensation Discussion and Analysis – 2024 Long-Term Incentives.”

CAP vs. TSR
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
CAP
$200
$150
$100
$50
$0
TSR
2020
2021
2022
2023
2024
Axis Title
PEO 1
PEO 2
PEO 3
Non-PEO NEOs
Company TSR
Peer 1 TSR
Peer 2 TSR

CAP vs. Net Income (millions)
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
CAP
$70
$60
$50
$40
$30
$20
$10
$0
Net Income
2020
2021
2022
2023
2024
Axis Title
PEO 1
PEO 2
PEO 3
Non-PEO NEOs
Net Income

CAP vs. Adjusted EBITDA (millions)
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
CAP
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Adj EBITDA
2020
2021
2022
2023
2024
Axis Title
PEO 1
PEO 2
PEO 3
Non-PEO NEOs
Adj EBITDA

2025 Proxy Statement | 51

CEO Pay Ratio

As a result of rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (in the Company’s case, the CEO). In determining the median employee, a listing of all employees (the Company’s full employee population, but excluding the CEO) as of December 31, 2024, was prepared and the Company applied a “consistently applied compensation measure” to determine the median employee. For the consistently applied compensation measure, the Company looked to annual base salaries of employees for 2024. We used an annual base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees. Non-U.S. employees were included in the determination of the median employee compensation, with the salary amounts of such non-U.S. employees converted to U.S. dollars using the applicable exchange rate as of December 31, 2024.

The annual total compensation paid to our CEO in 2024 based on his time of service was $4,212,044, as reflected in the Summary Compensation Table information included in this Proxy Statement. The annual total compensation for 2024 of our median employee (other than the CEO) was calculated in accordance with the requirements of the Summary Compensation Table and determined to be $63,074. Accordingly, our CEO annual total actual compensation in 2024 was approximately 66.78 times that of our median employee in 2024.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, it is our preference, as a general rule, to avoid related party transactions. No related party transactions occurred during fiscal year 2024.

Our Governance Committee reviews all relationships and transactions in which we and our directors, nominees for director and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, under our Code of Business Conduct and Ethics, our Audit Committee is responsible for reviewing and investigating any matters pertaining to our ethical codes of conduct, including conflicts of interest.

52 | Myers Industries, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned as of March 6, 2025 (unless otherwise indicated) by:

•
Each shareholder known by us to be the beneficial owner of more than 5% of our common stock;
•
Each of the Company’s directors and director nominees;
•
Each named executive officer in our summary compensation table; and
•
All of our current directors and named executive officers as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. The Company had no preferred stock issued or outstanding.

	Shares Beneficially Owned	Percent of Shares Outstanding(1)
Greater Than 5% Owners(2)
GAMCO Investors, Inc.(3) One Corporate Center Rye, NY 10580-1435	5,391,685	14.9%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	2,998,135	8.3%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	2,602,748	7.2%
Allspring Global Investments Holdings, LLC(6) 525 Market St, 10th Floor San Francisco, CA 94105	2,130,794	5.8%
Directors, Nominees, and Named Executive Officers(7,8)
Jeff Baker(9)	28,575	*
Dave Basque(10)	44,233	*
Grant Fitz(11)	27,998	*
Jim Gurnee	15,781
Michael McGaugh(12)	241,626	*
Aaron Schapper	—	*
Yvette Dapremont Bright(13)	20,961	*
Ronald M. De Feo(14)	59,788	*
William A. Foley(15)	47,431	*
Jeffrey Kramer(16)	22,328	*
F. Jack Liebau, Jr.(13)	56,993	*
Bruce Lisman(13)	61,093	*
Lori Lutey(17)	42,578	*
All directors and executive officers as a group (13 persons)	669,385	1.85%

* Less than 1% ownership

(1)
The percentage of shares beneficially owned is based on [37,295,964] shares of common stock outstanding as of March 6, 2025. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock which are subject to options that are currently exercisable or exercisable within 60 days after March 6, 2025 or which may be acquired through the conversion of a security within 60 days after March 6, 2025 are deemed to be outstanding and beneficially owned by the person for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2025 Proxy Statement | 53

(2)
According to filings made with the SEC, this party or an affiliate has dispositive and/or voting power over the shares. Number of shares of common stock beneficially owned is the amount reflected in the most recent Schedule 13D or Schedule 13G filed by such party.
(3)
According to a Schedule 13D/A filed December 13, 2024, (i) Gabelli Funds, LLC possessed sole power to vote and sole power to direct the disposition with respect to 1,557,150 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (ii) GAMCO Asset Management, Inc. possessed sole power to vote with respect to 3,282,835 of these shares, sole power to direct the disposition with respect to 3,377,135 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iii) Gabelli & Company Investment Advisers, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 200 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iv) MJG Associates, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 22,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (v) Teton Advisors, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 403,500 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vi) Gabelli Foundation, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 30,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vii) GGCP, Inc. and GAMCO Investors, Inc. each possessed sole power to vote, sole power to direct the disposition, shared power to vote and shared power to direct the disposition with respect to none of these shares, (viii) Associated Capital Group, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 1,700 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares and (ix) Mario J. Gabelli possessed sole power to vote, sole power to direct the disposition, shared power to vote and shared power to direct the disposition, with respect to none of these shares. According to the Schedule 13D/A, Mario J. Gabelli is deemed to have beneficial ownership of the securities owned beneficially by Gabelli Funds, LLC, GAMCO Asset Management, Inc., MJG Associates, Inc., Gabelli Foundation, Inc., Associated Capital Group and Teton Advisors, Inc.
(4)
According to a Schedule 13G/A filed December 6, 2024, Blackrock, Inc. possessed sole power to vote with respect to 2,960,015 of these shares, sole power to direct the disposition of 2,998,135 shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares.
(5)
According to a Schedule 13G/A filed January 30, 2025, The Vanguard Group possessed sole power to vote with respect to none of these shares, sole power to direct the disposition of 2,458,035 of these shares, shared power to vote with respect to 107,926 of these shares, and shared power to direct the disposition of 144,713 of these shares.
(6)
According to the Schedule 13G/A filed January 12, 2024, (i) Allspring Global Investments Holdings, LLC possessed sole power to vote with respect to 2,030,495 of these shares, sole power to direct the disposition with respect to 2,130,794 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares; (ii) Allspring Global Investments, LLC possessed sole power to vote with respect to 311,218 of these shares, sole power to direct the disposition with respect to 2,128,795 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares; and (iii) Allspring Funds Management, LLC possessed the power to vote (sole and shared) and direct the disposition (sole and shared) with respect to none of these shares.
(7)
Unless otherwise noted, the beneficial owner uses the same address as the address of the principal office of the Company for its business address and c/o the Company for any business at which he or she is employed.
(8)
According to filings made with the SEC, this party or an affiliate has dispositive and/or voting power over the shares. Unless otherwise indicated, none of the persons listed beneficially owns one percent or more of the outstanding shares of common stock.
(9)
Amount includes 7,264 restricted stock units awarded in 2022, 2023,and 2024 which will vest and be converted into shares of common stock on March 16, 2025.
(10)
Amount includes 5,081 restricted stock units awarded in 2022, 2023,and 2024 which will vest and be converted into shares of common stock on March 16, 2025.
(11)
Amount includes (i) 13,852 restricted stock units awarded in 2023 which will vest and be converted into shares of common stock on May 15, 2025, and (ii) 4,257 restricted stock units awarded in 2024 which will vest and be converted into shares of common stock on March 16, 2025.
(12)
Amount includes 2,750 shares of common stock acquired in Mr. McGaugh’s account in the Company’s Employee Stock Purchase Plan.
(13)
Amount includes 4,534 restricted stock units awarded on May 9, 2024, with respect to the director’s service commencing on April 25, 2024 until the 2025 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock.
(14)
The table does not reflect 10,741 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period. Amount includes 4,534 restricted stock units awarded on May 9, 2024, with respect to the director’s service commencing on April 25, 2024 until the 2025 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock.
(15)
The table does not reflect 16,912 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period. Amount includes 4,534 restricted stock units awarded on May 9, 2024, with respect to the director’s service commencing on April 25, 2024 until the 2025 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock.
(16)
The director possesses shared power to vote and shared power to direct the disposition of 11,500 of these shares with his spouse. The table does not reflect 8,133 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period. Amount includes 4,534 restricted stock units awarded on May 9, 2024, with respect to the director’s service commencing on April 25, 2024 until the 2025 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock.

54 | Myers Industries, Inc.

(17)
Amount includes (i) 4,534 restricted stock units awarded on May 9, 2024, with respect to the director’s service commencing on April 25, 2024 until the 2025 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock, and (ii) 12,500 shares held by a trust over which the director is co-trustee and the director shares voting and dispositive power with respect thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Myers Industries’ directors, officers and persons who own more than ten percent of its common stock (“Section 16 Filers”) to file reports of ownership and changes in ownership with the SEC and to furnish Myers Industries with copies of all such forms they file. These reports can be viewed on the SEC’s website at www.sec.gov. For the year ended December 31, 2024, based solely on the review of copies of reports furnished to us or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in the last fiscal year by our Section 16 Filers.

2025 Proxy Statement | 55

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. In accordance with these responsibilities, the Audit Committee appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2025. Additional information regarding the services provided to the Company by EY during 2024 is set forth below, under the section titled “Matters Relating to the Independent Registered Public Accounting Firm.”

In selecting EY as the Company’s independent registered public accounting firm, the Audit Committee considered a variety of factors, including:

•
The firm’s independence and internal quality controls
•
The overall depth of talent
•
EY’s experience with the Company’s industry and companies of similar scale and size

In determining whether to reappoint EY as the Company’s independent registered public accounting firm for the year ending December 31, 2025, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of EY and EY’s familiarity with the Company’s business and internal control over financial reporting. EY’s audit report appears in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In accordance with SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves discussions with EY regarding qualified audit experience and ability to devote the time necessary to serve as lead audit partner. The current EY lead audit partner at EY for the Company was appointed in 2022.

The Audit Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interest of the Company and our shareholders and, although shareholder ratification is not required under the laws of the State of Ohio, we are asking shareholders to ratify the selection of EY as our independent registered public accounting firm for 2025, in order to provide a means by which our shareholders may communicate their opinions to the Audit Committee. If our shareholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment, but is not obligated to change the appointment, and may for other reasons be unable to make another appointment.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2025. A properly executed proxy marked "abstain" with respect to Proposal 3 will not be voted with respect to the proposal. Accordingly, for purposes of Proposal 3, abstentions will be counted in determining the required vote and will have the effect of a vote "against" the proposal.

Even if the appointment of EY is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate EY's engagement and appoint another independent registered accounting firm if the Audit Committee determines such action is appropriate or necessary. If the appointment of EY is not ratified by shareholders, the Audit Committee will reconsider the appointment but may decide to maintain the appointment.

The Audit Committee and the Board of Directors each unanimously recommend that you vote “FOR” Proposal 3

56 | Myers Industries, Inc.

Matters Relating to the Independent Registered Public Accounting Firm

EY Representatives at Annual Meeting

EY audited the books and records of the Company for the years ended December 31, 2024 and 2023. Representatives of EY are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Fees

A description of the fees billed to the Company by EY for the years ended December 31, 2024 and 2023 is set forth in the table below.

EY was first retained by the Audit Committee in 2011. The Audit Committee reviewed the non-audit services provided by EY during the year ended December 31, 2024, and determined that the provision of such non-audit services was compatible with maintaining its independence (see the Audit Committee Report on the following page).

	2024	2023
Audit Fees(1)	$2,756,900	$2,068,000
Audit Related Fees	$0	$0
Tax Fees(2)	$24,192	$85,452
All Other Fees(3)	$2,000	$3,600
Total Fees	$2,783,092	$2,157,052

(1)
Professional fees for the audit of the annual financial statements and the review of the quarterly financial statements.
(2)
Professional fees for tax compliance, tax advice, and tax planning.
(3)
Fees for all other products and services.

Pre-Approval Policy

The Audit Committee’s Pre-Approval Policy requires the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific fee range or budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this policy, and the fees for the services performed to date. During 2024, all services were pre-approved by the Audit Committee in accordance with the policy. The Pre-Approval Policy is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersindustries.com.

2025 Proxy Statement | 57

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or Exchange Act.

The Audit Committee, which is composed of four independent directors, is responsible for assisting the Board in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is published on the Company’s website (www.myersindustries.com) on the “Corporate Governance” page under the “Investor Relations” section and can be found directly here:

https://s24.q4cdn.com/344613025/files/doc_downloads/audit/2023/05/myers-audit-committee-charter-eff-2023-04-26.pdf

Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of EY, the independent registered public accounting firm for the Company since 2011. For additional information regarding the Audit Committee’s assessment of EY and tenure of EY as the Company’s independent registered public accounting firm, see “Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm.” EY is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on:

•
The conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America and
•
The effectiveness of internal control over financial reporting

Each member of the Audit Committee is financially literate and independent as defined under the Board of Directors Independence Criteria policy and the independence standards set by NYSE for both directors and audit committee members. With respect to 2024, the Board identified each of William A. Foley, F. Jack Liebau, Jr. and Lori Lutey as an “audit committee financial expert.”

The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting, and for the Company’s financial statements and reports; and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board – United States (“PCAOB”) and expressing an opinion on:

•
The conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America
•
The effectiveness of internal control over financial reporting

In the performance of our duties, we have:

•
Reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2024
•
Discussed with EY, among other matters, the fair and complete presentation of the Company’s results, the assessment of the Company’s internal control over financial reporting, significant accounting policies applied in the Company’s financial statements, as well as, when applicable, alternative accounting treatments and the matters required to be discussed by Auditing Standard No. 16 (PCAOB 2012-01) and the rules of the SEC
•
Received the written disclosures and the letter from EY required by applicable requirements of the PCAOB Rule 3526 regarding EY’s communications with the Audit Committee concerning independence, and discussed with EY its independence from the Company and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independence of the independent registered public accounting firm

58 | Myers Industries, Inc.

•
The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence
•
The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management

Based on the reviews and discussions referred to above, and exercising our business judgment, we recommended to the Board that the financial statements referred to above be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. We have selected EY as the Company’s independent registered public accounting firm for fiscal 2025, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

The foregoing report has been furnished by the current members of the Audit Committee, being:

Lori Lutey (Chair), Yvette Dapremont Bright, William A. Foley, and F. Jack Liebau, Jr. (Board Chair)

2025 Proxy Statement | 59

General Information About the Meeting and Voting

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting to be held on Thursday, April 24, 2025, at 9:00 A.M. (EDT), and at any adjournment thereof. The close of business on March 6, 2025, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Myers will host the 2025 Annual Meeting live via the internet and in person at Courtyard by Marriott, 41 Furnace St., Akron, OH 44308. Any shareholder can listen to and participate in the Annual Meeting live via the internet on the Investor Relations section of the Company’s website at www.myersindustries.com. The webcast will start at 9:00 A.M. (EDT) on April 24, 2025.

Shareholders may vote and submit questions in accordance with the rules of conduct for the Annual Meeting while attending in person or while connected to the Annual Meeting on the internet.

Attending the Meeting Online

You will need the information printed in the box marked by an arrow included on your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions during the meeting.

Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at:

www.virtualshareholdermeeting.com/MYE2025

If you do not have the information provided on your notice or proxy card, you will be able to listen to the meeting only – you will not be able to vote or submit questions during the meeting.

Proxy Voting by Registered Shareholders and Beneficial Owners

If your shares of common stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a shareholder of record with respect to those shares and you may either vote live via webcast or in person at the Annual Meeting or by using the enclosed proxy card to vote by telephone, by internet, or by signing, dating and returning the proxy card in the envelope provided. If you hold shares of common stock in a brokerage account or through a bank or other holder of record, you are considered the beneficial owner of the shares, which is often referred to as holding the shares of common stock in "street name." Whether or not you plan to attend the Annual Meeting in person or via webcast, you should submit your proxy card as soon as possible. If your shares are held in “street name” then you must instruct them to vote on your behalf, otherwise your shares cannot be voted at the Annual Meeting. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote. If you have questions or need assistance in voting your shares, please contact our Investor Relations Department at the address and phone number below.

Myers Industries, Inc. Investor Relations 1293 South Main Street Akron, OH 44301 (330) 761-6212

60 | Myers Industries, Inc.

Voting of Shares Held in "Street Name"

A “broker non-vote” occurs when a beneficial owner holds the shares of common stock in “street name” through a broker, bank, or other holder of record who is considered the registered shareholder with respect to those shares, and the beneficial owner does not provide the broker, bank, or other holder of record with instructions within the required timeframe before the Annual Meeting of Shareholders as to how to vote the shares on “non-routine” matters. Under NYSE rules, your broker, bank, or other holder of record cannot vote your shares of common stock on non-routine matters unless it receives instructions from you as to how to vote.

NYSE determines which matters are routine or non-routine. Matters such as Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote to Approve Compensation of Named Executive Officers) typically are considered by NYSE to be “non-routine” matters on which your broker, bank or other holder of record can vote your shares only if it receives instructions from you. Matters such as Proposal 3 (Ratification of Appointment of Independent Public Accounting Firm) typically are considered by NYSE to be a routine matter.

Your broker, bank or other holder of record will send you directions on how to instruct it to vote the shares of common stock you own beneficially.

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

• Executing and delivering to the Secretary of the Company a later dated proxy reflecting contrary instructions
Proxy Revocation
• Participating live in the Annual Meeting via webcast or in person and taking appropriate steps to vote, or

• Giving written notice of such revocation to the Secretary of the Company

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to anyone outside of the Company or its agents except as required by law.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, the current directors and the nominees for election as director to be used at the Annual Meeting and any adjournment thereof.

Outstanding Shares and Quorum

On the record date, Myers had outstanding [37,295,964] shares of common stock, without par value. Each share of common stock is entitled to one vote. For information concerning our “Principal Shareholders” see the section titled “Security Ownership of Certain Beneficial Owners and Management” above. In accordance with the Company’s Regulations, the holders of shares of common stock entitling them to exercise a majority of the voting power of the Company, present in person or by proxy, shall constitute a quorum for purposes of the Annual Meeting of Shareholders. Shares of common stock represented by signed proxies will be counted toward the establishment of a quorum on all matters even if they represent broker non-votes or they are signed but otherwise unmarked, or marked “Abstain” or “Against.”

Proxy Instructions

All shares of common stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of common stock represented by such proxy will be voted “For” election of each of the director nominees, “For” approval of the advisory resolution to approve the compensation of the Company’s named executive officers, “For” ratification of the appointment of EY, and in accordance with the proxy-holder’s best judgment as to other matters, if any, which may be properly raised at the Annual Meeting.

2025 Proxy Statement | 61

Inspector of Election

The inspector of election for the Annual Meeting shall determine the number of votes cast by holders of common stock for all matters. The Board has appointed Broadridge Financial Solutions, Inc. as the inspector of election to serve at the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, if practicable. Final voting results will be filed on a Current Report on Form 8-K, which will be filed with the SEC.

Address of Company	The mailing address of the principal executive offices of the Company is: 1293 South Main Street, Akron, Ohio 44301

Mailing Date	This Proxy Statement, together with the related proxy card and our 2024 Annual Report to Shareholders, is being mailed to our shareholders on or about March 14, 2025.

Availability on the Internet	This Proxy Statement and the Company’s 2024 Annual Report to Shareholders are available on Myers’ website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

62 | Myers Industries, Inc.

Executive Officers of the Company

Disclosure regarding the executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC under the heading “Information About Our Executive Officers,” which is incorporated into this Proxy Statement by reference. This Annual Report will be delivered to our shareholders with the Proxy Statement. Copies of our filings with the SEC, including the Annual Report, are available to any shareholder through the SEC’s website at www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Information regarding operations of the Public Reference Room may also be obtained by calling the SEC at 1-800-SEC-0330. Shareholders may also access our SEC filings free of charge on our website at www.myersindustries.com. The content of our website is available for informational purposes only, and is not incorporated by reference into this Proxy Statement.

Shareholder Proposals for Inclusion in Proxy Statement

Any shareholder who intends to present a proposal at the Company’s 2026 Annual Meeting of Shareholders must deliver a signed letter of proposal to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301:

•
Not later than November 20, 2025, if the proposal is submitted for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, or
•
Not earlier than December 25, 2025, and not later than January 26, 2026 (subject to announcement of the Annual Meeting date, as described below), if the proposal is submitted pursuant to the Company’s Regulations

In accordance with our Regulations, a shareholder may submit notice of a shareholder proposal that it intends to raise at our Annual Meeting (and not desiring to be included in the Company’s proxy statement) only if advance written notice of such intention is received by the Secretary not less than 90 days nor more than 120 days prior to the one year anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called to be held on a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. A shareholder wishing to submit a shareholder proposal must follow the procedure outlined in Article I, Section 11 of our Regulations, titled “Advance Notice of Shareholder Proposals” and then send a signed letter of proposal to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. The Company publicly confirmed the date of the 2025 Annual Meeting on February 5, 2025, and received no proposals satisfying the requirements of Rule 14a-8 under the Exchange Act or the Company’s Regulations. The submission of such a notice does not ensure that a proposal can be raised at our Annual Meeting. The Company intends to hold its 2026 Annual Meeting of Shareholders on April 23, 2026.

Incorporation by Reference

The CMD Committee Report and the Audit Committee Report (including reference to the independence of the Audit Committee members) are not deemed filed with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. The section of this proxy entitled “Compensation Discussion and Analysis” is specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Cost of Proxy Solicitation

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mail, proxies may be solicited by personal interview and telephone by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

2025 Proxy Statement | 63

Copy of the Form 10-K

Although a copy of the Annual Report on Form 10-K is provided to you at the time of delivery of the definitive Proxy Statement, we will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.myersindustries.com and at the SEC’s website at www.sec.gov.

Notice Regarding Delivery of Security Holder Documents

The SEC now permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, a number of brokerage firms may have instituted householding for beneficial owners of the Company’s shares of common stock held through such brokerage firms. If your family has multiple accounts holding shares of common stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Trademark

Myers Industries, Inc.® is a registered trademark of the Company.

64 | Myers Industries, Inc.

APPENDIX A

MYERS INDUSTRIES, INC.

Reconciliation of non-GAAP Financial Measures

Adjusted Net Income, Operating Income, EBITDA and Earnings per Share; Free Cash Flow (unaudited)

	Year Ended December 31, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$621,655	$214,768	$836,423	$(142)	$836,281
Net income					7,201
Net income margin					0.9%
Gross profit					270,805
Add: Restructuring expenses and other adjustments					4,006
Add: Acquisition-related inventory step-up					4,457
Adjusted gross profit					279,268
Gross margin as adjusted					33.4%
Operating income (loss)	77,767	3,363	81,130	(36,650)	44,480
Operating income margin	12.5%	1.6%	9.7%	n/a	5.3%
Add: Executive severance costs	—	—	—	1,405	1,405
Add: Restructuring expenses and other adjustments	3,867	1,402	5,269	2,271	7,540
Add: Acquisition and integration costs	305	—	305	4,344	4,649
Add: Acquisition-related inventory step-up	4,457	—	4,457	—	4,457
Add: Impairment charges	22,016	—	22,016	—	22,016
Less: Insurance recovery of legal fees	(702)	—	(702)	—	(702)
Add: Environmental reserves, net(2)	—	—	—	(200)	(200)
Adjusted operating income (loss)(1)	107,710	4,765	112,475	(28,830)	83,645
Adjusted operating income margin	17.3%	2.2%	13.4%	n/a	10.0%
Add: Depreciation and amortization	34,499	3,248	37,747	846	38,593
Adjusted EBITDA	$142,209	$8,013	$150,222	$(27,984)	$122,238
Adjusted EBITDA margin	22.9%	3.7%	18.0%	n/a	14.6%

(1)
Includes gross profit adjustments of $8,463, impairment charges of $22,016 and SG&A adjustments of $8,666.
(2)
Includes environmental charges of $3,100 net of probable insurance recoveries of $3,300.

2024 Proxy Statement | A-1

	Year Ended December 31, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$555,259	$257,875	$813,134	$(67)	$813,067
Net income					48,867
Net income margin					6.0%
Gross profit					259,086
Add: Restructuring expenses and other adjustments					829
Adjusted gross profit					259,915
Gross margin as adjusted					32.0%
Operating income (loss)	100,088	10,967	111,055	(38,650)	72,405
Operating income margin	18.0%	4.3%	13.7%	n/a	8.9%
Add: Executive severance costs	—	410	410	289	699
Add: Restructuring expenses and other adjustments	1,456	914	2,370	166	2,536
Add: Acquisition and integration costs	—	376	376	2,745	3,121
Less: Insurance recovery of legal fees(3)	(6,700)	—	(6,700)	—	(6,700)
Add: Environmental reserves, net(2)	—	—	—	3,200	3,200
Adjusted operating income (loss)(1)	94,844	12,667	107,511	(32,250)	75,261
Adjusted operating income margin	17.1%	4.9%	13.2%	n/a	9.3%
Add: Depreciation and amortization	18,917	3,197	22,114	672	22,786
Adjusted EBITDA	$113,761	$15,864	$129,625	$(31,578)	$98,047
Adjusted EBITDA margin	20.5%	6.2%	15.9%	n/a	12.1%

(1)
Includes gross profit adjustments of $829 and SG&A adjustments of $2,027.
(2)
Includes environmental charges of $6,500 net of probable insurance recoveries of $3,300.
(3)
Includes total insurance recovery of $10,000 net of recoverable expenses incurred in the current period of $3,300.

A-2 | Myers Industries, Inc.

	Year Ended December 31,
	2024	2023
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$44,480	$72,405
Executive severance costs	1,405	699
Restructuring expenses and other adjustments	7,540	2,536
Acquisition and integration costs	4,649	3,121
Acquisition-related inventory step-up	4,457
Impairment charges	22,016
Insurance recovery of legal fees	(702)	(6,700)
Environmental reserves, net	(200)	3,200
Adjusted operating income (loss)	$83,645	$75,261
Adjusted EBITDA reconciliation:
Net income (loss)	$7,201	$48,867
Income tax expense (benefit)	6,342	17,189
Interest expense, net	30,937	6,349
Operating income (loss)	44,480	72,405
Depreciation and amortization	38,593	22,786
Executive severance costs	1,405	699
Restructuring expenses and other adjustments	7,540	2,536
Acquisition and integration costs	4,649	3,121
Acquisition-related inventory step-up	4,457
Impairment charges	22,016
Insurance recovery of legal fees	(702)	(6,700)
Environmental reserves, net	(200)	3,200
Adjusted EBITDA	$122,238	$98,047
Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$79,292	$86,172
Capital expenditures	(24,435)	(22,855)
Free cash flow	$54,857	$63,317

	Year Ended December 31,
	2024	2023
Adjusted net income (loss) reconciliation:
Net income (loss)	$7,201	$48,867
Income tax expense (benefit)	6,342	17,189
Income (loss) before income taxes	13,543	66,056
Executive severance costs	1,405	699
Restructuring expenses and other adjustments	7,540	2,536
Acquisition and integration costs	4,649	3,121
Acquisition-related inventory step-up	4,457
Impairment charges	22,016
Insurance recovery of legal fees	(702)	(6,700)
Environmental reserves, net	(200)	3,200
Adjusted income (loss) before income taxes	52,708	68,912
Income tax expense, as adjusted(1)	(13,704)	(17,228)
Adjusted net income (loss)	$39,004	$51,684
Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.19	$1.32
Executive severance costs	0.04	0.02
Restructuring expenses and other adjustments	0.20	0.06
Acquisition and integration costs	0.13	0.08
Acquisition-related inventory step-up	0.12
Impairment charges	0.59
Insurance recovery of legal fees	(0.02)	(0.18)
Environmental reserves, net	(0.01)	0.09
Adjusted effective income tax rate impact	(0.20)	(0.00)
Adjusted earnings per diluted share(2)	$1.04	$1.39

Items in this table may not recalculate due to rounding

(1)
Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2024 is 26% and in 2023 is 25%.
(2)
Adjusted earnings per diluted share is calculated suing the weighted average common shares outstanding for the respective period.

A-4 | Myers Industries, Inc.

MYERS INDUSTRIES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MYE2025**
You may attend the Annual Meeting of Shareholders in person or via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR all of the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. YVETTE DAPREMONT BRIGHT	☐	☐	☐
1b. RONALD M. DE FEO	☐	☐	☐
1c. WILLIAM A. FOLEY	☐	☐	☐
1d. JEFFREY KRAMER	☐	☐	☐
1e. F. JACK LIEBAU, JR.	☐	☐	☐
1f. BRUCE M. LISMAN	☐	☐	☐
1g. LORI LUTEY	☐	☐	☐
1h. AARON SCHAPPER	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐
3. Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000663943_1 R1.0.0.2

MYERS INDUSTRIES, INC.
Annual Meeting of Shareholders
April 24, 2025 9:00 AM EDT
This proxy is solicited on behalf of The Board of Directors

The undersigned hereby appoints Grant Fitz and Sue Rilley, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MYERS INDUSTRIES, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in person at: Courtyard By Marriott, 41 Furnace St, Akron, OH 44308 and virtually at www.virtualshareholdermeeting.com/MYE2025, at 9:00 AM EDT on April 24, 2025, and any adjournment or postponement thereof.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD AND FOR PROPOSALS 2 and 3.

Continued and to be signed on reverse side

0000663943_2 R1.0.0.2